UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Avis Budget Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 27, 2025
Dear Fellow Shareholder:
It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Avis Budget Group, Inc., which will be held virtually on May 14, 2025, at 9:00 a.m. Eastern Time.
This year we are proposing changes to our certificate of incorporation. As part of the Board of Directors’ annual review process, the Board of Directors reviewed the Company’s corporate governance documents with the aim of ensuring that they reflect market practice and the right balance of shareholder rights. As a result, the Board of Directors has recommended several updates to our certificate of incorporation to remove supermajority voting provisions and modernize our certificate of incorporation. Please refer to Proposals 4 - 9 in this Proxy Statement for important additional information about these proposals.
This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning our Company of which you should be aware when you vote your shares.
On behalf of the Board of Directors and the employees of Avis Budget Group, Inc., we would like to thank you for being a shareholder and express our appreciation for your ongoing support of our Company.
Sincerely,

Joseph A. Ferraro
President and Chief Executive Officer

Jagdeep Pahwa
Executive Chairman of the Board

Notice of 2025 Annual Meeting of Shareholders
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Avis Budget Group, Inc. (the “Company”) will be held online on May 14, 2025, at 9:00 a.m. Eastern Time, to consider and vote upon the following matters:
1.
The election as directors of the six nominees named in the accompanying proxy statement for a one-year term expiring in 2026 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

2.	The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2025.
3.	Advisory approval of the compensation of our named executive officers.
4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove the supermajority vote requirement to make certain amendments to the Charter.
5.	To approve an amendment to the Company’s Charter to revise the vote requirements for certain By-law amendments.
6.	To approve an amendment to the Company’s Charter to revise the vote requirement for removal of directors.
7.
To approve an amendment to the Company’s Charter to revise the approval requirements related to certain business combinations and transactions involving interested shareholders, including removal of the supermajority vote required.

8.	To approve an amendment to the Company’s Charter to allocate the voting privileges over Charter amendments solely affecting holders of preferred stock.
9.	To approve an amendment to the Company’s Charter to provide for officer exculpation as permitted by Delaware law and to make certain housekeeping amendments.
10.	Such other business as may properly come before the Meeting or any adjournment or postponement thereof.
This year’s Meeting will be held virtually. You will be not be able to attend the Meeting physically in person. We have designed the format of the Meeting to provide shareholders the same ability to participate that they would have at an in-person meeting. Shareholders will be able to listen to the webcast live, submit questions and vote during the online Meeting. You can attend the Meeting by accessing www.virtualshareholdermeeting.com/CAR2025 and entering the 16-digit control number found on the proxy card or notice. No password is required. In the event of a technical malfunction or situation that makes it advisable to adjourn the Meeting, the chair will convene the meeting at 9:00 a.m. Eastern Time on May 14, 2025 at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at www.avisbudgetgroup.com.
The Board of Directors has fixed the close of business on March 20, 2025 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any purpose germane to the Meeting, for at least ten days prior to the Meeting during ordinary business hours at the Company’s principal executive offices, by e-mailing chairman@avisbudget.com.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 14, 2025
The Company’s Proxy Statement on Schedule 14A,
form of proxy card and 2024 Annual Report
are available at
www.proxyvote.com

By Order of the Board of Directors

Jean M. Sera
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
Dated: March 27, 2025

Proxy Statement

2025 Proxy Statement Summary	1
About the Annual Meeting	2
Proposals to Be Voted on at Meeting	8
Proposal No. 1 Election of Directors	8
Biographical Information for Nominees	8
Director Nomination Process	10
Corporate Governance	11
Functions and Meetings of the Board of Directors	11
Director Independence	11
Board Leadership Structure	11
Risk Management and Risk Assessment	13
Communicating with the Board of Directors	14
Codes of Conduct	14
Insider Trading Policy	14
Board of Directors Meetings	14
Committees of the Board of Directors	15
Audit Committee	15
Compensation Committee	15
Corporate Governance Committee	16
Diversity	16
Succession Planning	17
Related Person Transactions	17
Shareholder Engagement	18
Stock Ownership	18
Equity Compensation Plan Information	18
Security Ownership of Certain Beneficial Owners	19
Executive Officers	21
Executive Compensation	23
Director Compensation	44
Compensation Committee Interlocks and Insider Participation	45
Report of Audit Committee	46
Proposal No. 2 Ratification of Appointment of Auditors	47
Proposal No. 3 Advisory Approval of Executive Compensation	49
Proposal No. 4 Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter	50
Proposal No. 5 Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments	52
Proposal No. 6 Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors	54
Proposal No. 7 Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders	55
Proposal No. 8 Approval of Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock	60
Proposal No. 9 Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments	62
Shareholder Proposals for 2026 Annual Meeting	66
Additional Information	66
Appendix A	A-1

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
2025 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation.” This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders

•	Date and Time	May 14, 2025 at 9:00 a.m. Eastern Time
•	Record Date	March 20, 2025
•	Format	Virtual
These materials were first sent or made available to shareholders on March 27, 2025. The Company’s principal executive offices are located at 379 Interpace Parkway, Parsippany, NJ 07054.
Voting Matters and Voting Recommendations
This proxy statement describes nine proposals for your vote.

Voting Matters	Proposal No.	Our Board’s Voting Recommendation
Proposal 1 – Election of Directors (page 8)	1	FOR ALL NOMINEES
Proposal 2 – Ratification of Appointment of Auditors (page 47)	2	FOR
Proposal 3 – Advisory Approval of the Compensation of our Named Executive Officers (page 49)	3	FOR
Proposal 4 – Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter (page 50)	4	FOR
Proposal 5 – Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments (page 52)	5	FOR
Proposal 6 – Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors (page 54)	6	FOR
Proposal 7 – Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders (page 55)	7	FOR
Proposal 8 – Approval of Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock (page 60)	8	FOR
Proposal 9 – Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments (page 62)	9	FOR
Corporate Governance Highlights
•	2 of 6 (33%) of our directors are diverse by gender
•	4 of 6 (67%) of our directors are diverse by, ethnicity or race
•	All members of our Compensation, Corporate Governance and Audit Committees are independent
•	Annual election of all directors
•	Majority voting (of votes cast) with a director resignation policy for directors in uncontested elections
•	Robust executive and director stock ownership guidelines
•	Each director nominee who served on the Board in 2024 attended at least 75% of Board and Committee meetings held in 2024
•	Policy requiring annual performance evaluation of the Board and its committees

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Company Performance and Executive Compensation
We saw sustained demand for vehicle rentals in 2024, which resulted in revenue of approximately $11.8 billion. For 2024, net loss was $1.8 billion and Adjusted EBITDA (as defined and reconciled in the “Compensation Discussion & Analysis” section below (the “CD&A”)) was $628 million. During the fourth quarter of 2024, we changed our fleet strategy to accelerate certain fleet rotations in order to decrease the age of our fleet for competitive reasons, and accordingly, we shortened the useful life associated with such vehicles. Our net loss reflects $2.5 billion in long-lived asset impairment and other related charges, approximately $2.3 billion of which was recorded to reduce the carrying value of our rental fleet to its fair value in connection with this change.
In 2024, we returned capital to our shareholders through the repurchase of $45 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”), resulting in the repurchase of approximately 550,000 shares. Our closing stock price at the end of 2024 was $80.61 resulting in negative total shareholder return (“TSR”) for the year; however, five-year TSR remained positive at 181%.
As described further in the CD&A, compensation paid to our named executive officers (“NEOs”) for 2024 was mostly lower compared to 2023, partly reflecting the fact that we did not pay annual cash incentive awards for 2024.
About the Annual Meeting
Why am I receiving proxy materials?
The Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company” or “Avis Budget”) is soliciting your vote at the 2025 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Meeting”), to be held virtually on May 14, 2025 at 9:00 a.m. Eastern Time, for the purposes set forth in this Proxy Statement.
On or about March 27, 2025, the Company will first mail to certain shareholders of record the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement online, or in the alternative, request a paper copy of the proxy materials and a proxy card, and also will first mail to certain other shareholders this Proxy Statement and the accompanying proxy card.
When and where will the Meeting be held?
The Meeting is scheduled to be held in a virtual-only format at 9:00 a.m. Eastern Time, on May 14, 2025.
How can I attend the Meeting?
Shareholders at the close of business on March 20, 2025 (the “Record Date”) are entitled to virtually attend the Meeting.
Registered Shareholders: If you were a holder of record of the Company’s Common Stock as of the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Meeting by accessing www.virtualshareholdermeeting.com/CAR2025 and entering the 16-digit control number found on the proxy card or notice. No password is required. You may also vote your shares during the Meeting by following the online instructions.
Beneficial Owners: If you are a beneficial shareholder, please follow the instruction form provided by your bank or broker or other nominee in order to participate in the Meeting. Please contact your bank or broker if you have questions about how to obtain your control number.
Those without a control number may attend the Meeting as a guest but will not have the option to vote or ask questions at the Meeting. We encourage you to access the Meeting prior to the start time and allow sufficient time to log into the Meeting.

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What items will I be voting on and what are the Board’s voting recommendations?

Proposal	Board’s Voting Recommendation
Proposal 1 – Election of Directors (see page 8)	FOR ALL NOMINEES
Proposal 2 – Ratification of Appointment of Auditors (page 47)	FOR
Proposal 3 – Advisory Approval of the Compensation of our Named Executive Officers (see 49)	FOR
Proposal 4 – Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter (page 50)	FOR
Proposal 5 – Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments (page 52)	FOR
Proposal 6 – Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors (page 54)	FOR
Proposal 7 – Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders (page 55)	FOR
Proposal 8 – Approval of Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock (page 60)	FOR
Proposal 9 – Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments (page 62)	FOR
Could other matters be decided at the Meeting?
The Board is not aware of any other matters to be brought before the Meeting. However, if any other matters properly come before the Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
How many votes do I have?
You will have one vote for every share of Common Stock you owned as of the close of business on the Record Date.
How many votes can be cast by all shareholders?
35,192,150 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.
How many votes must be present to hold the Meeting?
One-third of the outstanding shares of Common Stock entitled to vote at the Meeting, or 11,730,717 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Abstentions and broker non-votes, if any, will be counted for the purpose of determining whether a quorum is present.

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How many votes are required to elect directors and adopt the other proposals?

Proposal	Vote Requirement	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 1 – Election of Directors
•
Uncontested Election (applies to the Meeting): Directors are elected by a majority of votes cast (number of votes cast “for” each nominee must exceed the number of votes cast “against” that nominee)
•
Contested Election (does not apply to the Meeting): Directors are elected by a plurality of shares present, in person or by proxy, and entitled to vote
		Will have no effect on the outcome	Will have no effect on the outcome
Proposal 2 – Ratification of Appointment of Auditors	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal	Not applicable. Brokers are permitted to vote your shares on this proposal in their discretion
Proposal 3 – Advisory Approval of the Compensation of our Named Executive Officers	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Proposal 4 – Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter	At least 80% of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Proposal 5 – Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments	At least 80% of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Proposal 6 – Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors	Majority of outstanding shares entitled to vote	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Proposal 7 – Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders	At least 80% of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal

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Proposal	Vote Requirement	Impact of Abstentions	Impact of Broker Non-Votes
Proposal 8 – Approval of Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock	At least a majority of the outstanding shares entitled to vote	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Proposal 9 – Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments	At least a majority of the outstanding shares entitled to vote	Counted and will have the same effect as a vote against such proposal	Counted and will have the same effect as a vote against such proposal
Under the Company’s Amended and Restated By-laws (the “By-laws”), each incumbent director is required to submit a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to receive the required vote for election or re-election in an uncontested election. The Corporate Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. The Board is required to act on the resignation within 90 days of the date of certification of election results.
If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the remaining nominees. If any substitute nominees are designated prior to the Meeting, the Company will file materials, that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee as required by the rules of the Securities and Exchange Commission (the “SEC”). Alternatively, the Board may decide, under certain circumstances, to reduce the size of the Board.
Pursuant to the By-laws, written notice by shareholders of qualifying nominations for election to the Board must have been received by our Secretary by February 21, 2025.
What is a broker non-vote?
A broker non-vote occurs when a broker does not have discretion to vote on a particular proposal and the broker has not received instructions from the beneficial owner of the shares of Common Stock as to how to vote on such proposal. If you hold your shares of Common Stock in “street name” and do not provide voting instructions to your broker within the required time frame before the Meeting, your shares of Common Stock will not be voted by the broker for Proposal Nos. 1 (Election of Directors), 3 (Advisory Approval of Named Executive Officer Compensation), 4 (Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter), 5 (Charter Amendment to Remove the Supermajority Vote for Requirement for Certain By-law Amendments), 6 (Charter Amendment to Revise the Vote Requirement for Removal of Directors), 7 (Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders), 8 (Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock) or 9 (Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments), but the broker will have the discretion to vote your shares of Common Stock on Proposal No. 2 (Ratification of Appointment of Auditors). See the table above for the expected impact of broker non-votes on the proposals in this Proxy Statement.
Why did certain shareholders receive in the mail a one-page Notice regarding Internet availability of this Proxy Statement rather than a printed copy?
We are sending to virtually all of our shareholders a Notice (the “Notice” or “Notice of Internet Availability”) containing instructions on how to access this Proxy Statement online, as permitted by SEC rules. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instructions on how to access this Proxy Statement over the Internet or how to obtain printed copies, if you prefer, are set forth in such Notice.

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How do I vote?
You should submit your proxy card or voting instruction form as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card for registered shareholders (that is, if you hold your shares of Common Stock directly in your name through our transfer agent), or a voting instruction form for beneficial owners (if your shares of Common Stock are held in “street name,” such as in a stock brokerage account or through a bank or other nominee). Whether you are a registered shareholder or hold any of your shares in “street name,” you may vote in the following ways:

By Phone	By Mail
If you received or requested printed copies of the proxy materials by mail, vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts
If you received or requested printed copies of the proxy materials by mail, vote by marking, signing and dating the proxy card/voting instruction form and returning it promptly in the envelope provided

By Internet Before the Meeting	By Internet During the Meeting
Follow the instructions included on the proxy card/voting instruction form or Notice of Internet Availability	Vote during the virtual Meeting while the polls remain open by following the online instructions
The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares—please follow the instructions shown on your proxy card/voting instruction form or Notice of Internet Availability. If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important.
Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards/voting instruction forms or Notices of Internet Availability for each of those accounts. To ensure that all of your shares are represented at the Meeting, we recommend that you follow the instructions included on each proxy card/voting instruction form or Notice of Internet Availability you receive.
Can I change my vote?
Yes. If you are a registered shareholder, you may revoke your proxy at any time prior to the voting at the Meeting if, in accordance with the voting procedures described above, you:
•	vote again (including by phone or Internet by the applicable deadline); or
•	complete, sign, date and return a new proxy card or voting instruction form with a later date; or
•	give timely written notice of such revocation to our Corporate Secretary at 379 Interpace Parkway, Parsippany, N.J. 07054; or
•	vote during the virtual Meeting while the polls remain open.
If your shares are held in “street name” (i.e., the shares are held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions.
Only the latest validly executed proxy that you submit will be counted.
What if I do not vote with respect to some of the proposals?
Shares of Common Stock represented by proxies received by the Company (whether through the return of a proxy card or voting instruction form) that do not contain voting instructions (or if you vote by telephone or electronically via the Internet without indicating how you want to vote) will be voted in accordance with the recommendations of the Board, including:
•	“FOR ALL” of the nominees recommended by the Board (Proposal No. 1);
•	“FOR” the ratification of the appointment of auditors (Proposal No. 2);
•	“FOR” the proposal regarding advisory approval of the compensation of our named executive officers (Proposal No. 3);

6

•	“FOR” the proposal regarding approval of amendments to the Company’s Charter to remove the supermajority vote requirement to make certain amendments to the Charter (Proposal No. 4);
•	‘‘FOR” the proposal regarding approval of amendments to the Company’s Charter to remove the supermajority vote requirement for certain By-law amendments (Proposal No. 5);
•	“FOR” the proposal regarding approval of amendments to the Company’s Charter to revise the vote requirement for removal of directors (Proposal No. 6);
•
“FOR” the proposal regarding approval of amendments to the Company’s Charter to revise the approval requirements related to certain business combinations and transactions involving interested shareholders, including removal of the supermajority vote required (Proposal No. 7);

•	“FOR” the proposal regarding approval of amendments to the Company’s Charter to allocate the voting privileges over Charter amendments solely affecting holders of preferred stock (Proposal No. 8); and
•
“FOR” the proposal regarding approval of amendments to the Company’s Charter to provide for officer exculpation as permitted by Delaware law and to make certain housekeeping amendments (Proposal No. 9);

How do participants in savings plans vote?
If you hold shares of Common Stock in the “Avis Budget Group, Inc. Employee Savings Plan” or the “AB Car Rental Services Retirement Savings Plan for Bargaining Hourly Employees” (collectively, the “Savings Plans”), you will receive a proxy card that covers shares of Common Stock held for you in the Savings Plans. In accordance with the provisions of the Savings Plans, the respective trustees will vote your shares of Common Stock as you have directed. To the extent such instructions are not received prior to 11:59pm Eastern Time on May 11, 2025 (the day prior to the cut-off date of May 12, 2025), the trustees of the Savings Plans will vote the shares of Common Stock with respect to which they have not received instructions proportionately in accordance with the shares of Common Stock for which they have received instructions. Instructions given with respect to shares of Common Stock in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after 11:59pm Eastern Time on May 11, 2025. Participants in the Savings Plans are not entitled to vote in person at the Meeting.
How can I find the voting results of the Annual Meeting?
Voting results will be tallied by the inspector of election. The Company will report the results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting.
How can I access the Company’s proxy materials and annual report electronically?
This Proxy Statement and the 2024 Annual Report may be viewed online at www.proxyvote.com. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by enrolling at www.proxyvote.com. If you choose this option, you will receive a proxy form prior to our shareholder meeting in 2026 listing the website locations where proxy materials will be posted, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your shares of Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.
How does a shareholder nominate someone to be a director?
Director nominations may be made by a shareholder so long as the qualifying shareholder follows the procedures outlined in the By-laws. Pursuant to the By-laws, for a nomination to be made by a shareholder, such shareholder must have given the proper notice within the specific time limits set forth in the relevant provision therein. For the 2026 annual meeting, the Company must receive this notice on or before February 13, 2026. Such notice and nomination should be submitted in writing to the Corporate Secretary of the Company and should include the information required for shareholder nominations set forth in the By-laws and any additional information required by applicable law. For more information, see “Shareholder Proposals for 2026 Annual Meeting” on page 66.

7

Additionally, a copy of the full text of the provision of the By-laws describing the procedure for shareholder nominations may be accessed in the “Investors—Governance” section of the Company’s website at www.avisbudgetgroup.com. Nothing contained in any section of the Company’s website is incorporated by reference into this Proxy Statement.

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Proposals to Be Voted on at Meeting
Proposal No. 1
Election of Directors
The Board of Directors (the “Board”) has nominated Jagdeep Pahwa, Anu Hariharan, Bernardo Hees, Lynn Krominga, Glenn Lurie and Karthik Sarma to be elected at the 2025 Annual Meeting of Shareholders (the “Meeting”) to serve as directors for a one-year term ending at the 2026 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The nominations of Mr. Pahwa and Mr. Sarma were initially in accordance with the terms of the Fourth Amended and Restated Cooperation Agreement (as amended through the date hereof, the “Cooperation Agreement”), dated as of December 23, 2022, between the Company and SRS and certain of its affiliates.
Biographical Information for Nominees
The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Meeting.
JAGDEEP PAHWA
Executive Chairman of the Board
Mr. Pahwa, age 51, has been a director since April 2018 and Chairman since May 2024. After serving as Vice Chairman since February 2020, Mr. Pahwa was appointed as Executive Chairman, effective March 1, 2025. Mr. Pahwa has been the President of SRS Investment Management, LLC since 2017 and has led SRS’s private equity business since 2006. Previously, Mr. Pahwa worked at McKinsey & Company in the U.S. and India, where he led client engagements in the telecom, technology and real estate sectors. Prior thereto, Mr. Pahwa worked in the Mergers & Acquisitions group of Lehman Brothers in New York. Mr. Pahwa received a Bachelor of Technology from the Indian Institute of Technology, Delhi, and an M.S. from Princeton University and an M.B.A. from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience:
•	Financial and investment expertise
•	Advisory experience in business strategy and growth
•	Broad international experience and understanding of the technology sector
•	Diverse personal background
•	Public company board experience
ANU HARIHARAN
Board Committees: Audit
Ms. Hariharan, age 44, has been a director since January 2022. Ms. Hariharan is Founder and Managing Partner of Avra, a venture fund focused on empowering growth stage founders with the right foundation to scale their company. From 2016 until March 2023, Ms. Hariharan was Managing Director at Y Combinator's Continuity Fund focused on growth stage investments, where she led investments in Convoy, Brex, Gusto and Faire, among many others. Prior to joining Y Combinator, Ms. Hariharan was a Partner with the investment team at Andreessen Horowitz, from 2014 to 2016. Previously, Ms. Hariharan was a Principal with The Boston Consulting Group, from 2010 to 2014, and, prior to that, a senior software engineer with Qualcomm. Ms. Hariharan holds a B.E. from the National Institute of Technology Karnataka, an M.S. from Virginia Tech and an M.B.A. from The Wharton School at the University of Pennsylvania.
Specific Qualifications, Attributes, Skills and Experience:
•	Advisory experience in business strategy and growth
•	Investment and technology experience
•	Cybersecurity experience
•	Diverse personal background

9

BERNARDO HEES
Member of the Board
Mr. Hees, age 55, has been a director since February 2020 and previously served as Executive Chairman from July 2020 to May 2024. Since March 2024, Mr. Hees has served as an Operating Partner of The Cranemere Group, a diversified holding company. Previously, Mr. Hees served as Chief Executive Officer of The Kraft Heinz Company from 2015 to June 2019. He served as Chief Executive Officer of H.J. Heinz Holding Corporation from 2013 until its merger with Kraft Foods Group in 2015. From 2010 to 2013, Mr. Hees served as Chief Executive Officer of Burger King Worldwide Holdings, Inc., a global fast food restaurant chain, and Burger King Worldwide, Inc. from 2012 to 2013. From 2005 to 2010, he was Chief Executive Officer of América Latina Logística, a Brazilian logistics company. Mr. Hees was also a partner at 3G Capital, a global investment firm, from 2010 to 2019. Mr. Hees is also a director of Bunge Limited, which files reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Specific Qualifications, Attributes, Skills and Experience:
•	Chief Executive Officer experience
•	Public company board experience
•	International experience
•	Diverse personal background
LYNN KROMINGA
Lead Independent Director
Board Committees: Audit, Compensation, Corporate Governance (Chair)
Ms. Krominga, age 74, has been a director since October 2006 and Lead Independent Director since February 2024. Ms. Krominga is an attorney, management consultant and former senior executive of global businesses. Ms. Krominga has served on the boards of directors of public, private and not-for-profit companies, as well as advisory boards of start-up and early stage technology and personal care businesses in the U.S. and abroad. Since 1999, she has been a consultant to private equity, venture capital, hedge funds and angel investors, in which capacity she served in a number of operating and board roles, including Chief Executive Officer of Fashion Wire Daily, Inc.; director and audit committee member of AHAVA Dead Sea Laboratories, Ltd. (a global cosmeceuticals business); advisor to London-based Apax Partners for acquisitions in Israel and the United States; director of StructuredWeb, Inc; board of advisors of Makeover Studios, Inc.; General Manager-North America of Electric Fuel, Inc. (an early stage fuel cell-based technology business); and Internet Consultant for private websites in the U.S. and Europe. From 2007 until January 2013, Ms. Krominga served as a director of publicly traded Sunrise Senior Living, Inc., one of the world’s largest assisted living companies, with operations in the U.S., Canada, the U.K. and Germany. From March through November 2008, she served as Chairman of the Board of Sunrise Senior Living and as Lead Director thereafter until January 2013 (when the company was sold). She also served as Chairman of the Compensation Committee (2008-2011), and as a member of the Audit, Compensation and Governance Committees from 2007-2013. Ms. Krominga is the former President of the Revlon and Coleman Worldwide Licensing Divisions, and previously served as General Counsel and International Counsel for Revlon’s global operations. Prior to joining Revlon, she was Senior Counsel at American Express Company and an associate at Cleary, Gottlieb, Steen & Hamilton.
Specific Qualifications, Attributes, Skills and Experience:
•	Significant legal, governance, licensing, technology and regulatory expertise
•	International experience
•	Executive management experience and financial expertise
•	Diverse personal background
•	Public company board experience

10

GLENN LURIE
Board Committees: Audit (Chair), Compensation
Mr. Lurie, age 59, has been a director since May 2018. Since August 2021, Mr. Lurie has served as General Partner at Stormbreaker Ventures, an early-stage fund focused on capital-efficient startups. Mr. Lurie was the President and Chief Executive Officer of Synchronoss Technologies, Inc. from 2017 to 2020. Prior to joining Synchronoss, Mr. Lurie was employed by AT&T for 27+ years and was President and Chief Executive Officer of AT&T Mobility and Consumer Operations when he retired in September of 2017. Mr. Lurie helped usher in the smartphone era by leading negotiations for AT&T with Apple for the first iPhone and then for the first iPad. He built three groundbreaking businesses at AT&T: IoT (Internet of Things) business – bringing wireless connectivity to tablets, cars, connected cities and consumer electronics; Digital Life – AT&T’s home automation and security business; and the launch of Aio Wireless – now Cricket Wireless, the company’s industry-leading prepaid flanker brand. At AT&T, Mr. Lurie served in a variety of leadership roles, including as President and Chief Executive Officer of Mobility and Consumer Operations from 2016 to 2017, President and Chief Executive Officer of AT&T Mobility from 2014 to 2016, President of Emerging Enterprises and Partnerships Organization from 2011 to 2014 and President of Emerging Devices Organization (now IoT Organization) from 2008 to 2011. Mr. Lurie previously served as a director of Synchronoss, which files reports pursuant to the Exchange Act. Mr. Lurie also serves as a director of Teal Communications, a global eSIM and IoT connectivity platform provider; Blue Link Wireless, an AT&T Authorized Dealer and service provider; and Pivotal Commware, Inc., which develops 5G network platforms, services and applications.
Specific Qualifications, Attributes, Skills and Experience:
•	Chief Executive Officer experience
•	Technology, operations, strategy, and business development experience
•	Cybersecurity experience
•	Public company board experience
KARTHIK SARMA
Board Committees: Compensation (Chair), Corporate Governance
Mr. Sarma, age 50, has been a director since May 2020. Mr. Sarma is the Managing Partner at SRS, which he founded in 2006. Prior to founding SRS, Mr. Sarma was a Managing Director at Tiger Global Management, LLC, which he joined within a few months of its launch in 2001. Prior to joining Tiger Global, Mr. Sarma worked as a consultant at McKinsey & Company in its New York office. Mr. Sarma received a Bachelor of Technology from the Indian Institute of Technology, Chennai and an M.S. from Princeton University.
Specific Qualifications, Attributes, Skills and Experience:
•	Experience in the technology sector
•	Financial and investment expertise
•	Experience providing strategic and operational advice
•	Diverse personal background
Director Nomination Process
For additional information regarding the director nomination process, please see the section titled “Director Nomination Procedures” on page 16 of this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.

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Corporate Governance
Functions and Meetings of the Board of Directors
The Company’s corporate governance guidelines, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investors—Governance” section of the Company’s website at www.avisbudgetgroup.com.
Director Independence
To determine director independence, our Board of Directors reviews, among other things, commercial and charitable relationships of each director to evaluate such director’s independence in accordance with the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). In conducting its review, the Board of Directors considers a number of factors, including the director’s and his or her family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors and his or her relationships with foundations, universities and other non-profit organizations to which the Company has made a certain level of contributions during the past three years.
Independent Nominees
After evaluating the factors described above, the Board of Directors has affirmatively determined that each of the following director nominees is independent in accordance with Nasdaq rules.

Lynn Krominga	Karthik Sarma
Glenn Lurie	Anu Hariharan
The Board has determined that Mr. Hees is not independent because he previously served as Executive Chairman of the Board until May 2024 and that Mr. Pahwa is not independent because of his current status as Executive Chairman of the Board and because his brother-in-law is a partner at Deloitte Haskins & Sells LLP, which is affiliated with Deloitte & Touche, LLP, our independent auditor. All of the directors currently serving on our Corporate Governance Committee, Compensation Committee, and Audit Committee are independent based upon Nasdaq corporate governance listing standards and applicable rules of the SEC.
Board Leadership Structure
Our current Board leadership structure consists of:
•	Executive Chairman of the Board: Jagdeep Pahwa;
•	Lead Independent Director: Lynn Krominga; and
•	Fully independent Compensation, Corporate Governance and Audit Committees.
The Board of Directors is responsible for establishing and maintaining the most effective leadership structure for the Company. The Board regularly reviews its leadership structure to determine the most appropriate arrangement. The Board, which is comprised of individuals who have extensive experience with board processes, has determined that the current leadership structure, as described above, best serves the Company and its shareholders at this time.
The roles of Chief Executive Officer and Chairman were separated in 2015. Mr. Pahwa was named Chairman of the Board in May 2024 and Executive Chairman in March 2025. Our Chairman is typically responsible for (i) in consultation with the Chief Executive Officer and other directors, collaboratively establishing the annual Board calendar, setting agendas for meetings of the Board and providing input as requested on the meeting agendas for the Board’s committees, (ii) leading the discussion at our Board meetings, (iii) chairing the annual meetings of our shareholders, (iv) being available in appropriate circumstances to speak on behalf of the Board and to consult and communicate directly with shareholders, (v) providing guidance and oversight to our management as appropriate, (vi) serving as the Board’s liaison to management, (vii) with management, exercising oversight of the Company’s strategic planning initiatives, M&A opportunities and capital structure allocation policies, and (viii) performing such other duties as may be delegated by the Board from time to time.
Under the Company’s By-laws, the Board may elect one or more Vice Chairmen to preside at Board and shareholder meetings, in the absence of the Chairman of the Board, and to perform such other duties as may be delegated by the Board.

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To maintain flexibility in carrying out its responsibility with respect to leadership structure, the Board does not currently have a requirement that the roles of Chief Executive Officer and Chairman of the Board be separated, or if separated, that the Chairman be independent. If the Chairman of the Board is not an independent director, the Board may, but is not required to, designate a Lead Independent Director. The Board believes it is in the best interest of our Company to make these determinations based on the position and direction of our Company and the constitution of the Board and management team from time to time, and accordingly the Board regularly evaluates the appropriateness of this structure to the Company and its strategy.
In February 2024, the independent members of the Board appointed Ms. Krominga to serve as Lead Independent Director. The Lead Independent Director’s authority includes:
•	Serving as liaison between the Chairman and the independent directors;
•	Approving the type of information sent to the Board, and consulting with directors as to their information needs;
•	Approving meeting agendas and schedules for the Board to assure sufficient time for discussion of all agenda items;
•	Having the authority to call meetings of the independent directors, as needed in the Lead Independent Director’s discretion; and
•	If requested by major shareholders, being available for consultation and direct engagement as appropriate.
Such delegation of well-defined responsibilities to a Lead Independent Director helps ensure that an appropriate independent leadership structure is in place. The Board believes the current structure separating the roles of Chief Executive Officer and Chairman, and having a Lead Independent Director, is currently the most appropriate way for the Company to effectively allocate authority, responsibility, and oversight between management and the independent members of the Board.

13

Risk Management and Risk Assessment
The Board and its committees are actively involved in overseeing our risk management. The full Board routinely assesses our major risks and mitigation measures, in order to promote our shareholders’ and other stakeholders’ interests in our business continuity, long-term resilience, financial strength, and overall success. We believe that our Board composition provides us with robust and well-rounded experience to assist in effective oversight of management. In addition, the Board delegates to its committees responsibility for overseeing certain types of risk, as reflected in the chart below, and the committees in turn report regularly to the Board on activities in their respective areas of oversight.

Our senior management team has developed a comprehensive strategic planning and enterprise risk management process for identifying, assessing, and managing risk, which considers factors including severity, immediacy, likelihood and potential impact on us and our strategy. The risk management framework is reviewed at least annually, and management assesses against this framework throughout the year. As part of this process, management periodically leverages the expertise of external advisors to identify trends and emerging risks. Management reviews areas of significant risk and proposed mitigation activities, as well as key themes in existing and emerging risks, and alignment with the company’s disclosure controls and procedures, with the Board’s committees at regular intervals.

14

Executive Compensation Risk
Management annually reviews the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviews the Company’s incentive compensation programs applicable to all employees with the Compensation Committee and the compensation consultant engaged by the Compensation Committee to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, mitigating features of the Company’s incentive compensation programs are considered, including: (1) the Company’s recoupment policies; (2) that virtually all of the Company’s annual incentive programs allow for “downward discretion,” which permits the Company to reduce incentive compensation payouts; and (3) that executive officers are subject to share ownership and retention guidelines. As a result of this process, the Company has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Communicating with the Board of Directors
Shareholders and other interested parties may send communications directly to the Board of Directors by writing to the Board of Directors, c/o the Corporate Secretary, Avis Budget Group, Inc., 379 Interpace Parkway, Parsippany, N.J. 07054. In addition, all parties interested in communicating directly with the Chairman of the Board or with any other independent director may do so by writing to Avis Budget Group, Inc. at the same address, Attention: Chairman of the Board, c/o the Corporate Secretary, via e-mail at chairman@avisbudget.com, or by using the form available in the “Investors—Governance—Contact the Board” section of the Company’s website at www.avisbudgetgroup.com. The Chairman is responsible for reviewing and distributing all interested parties’ communications received to the intended recipients and/or to the full Board of Directors, as appropriate.
Codes of Conduct
The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Board of Directors has also adopted a code of business conduct and ethics for directors. Both codes of conduct are available in the “Investors—Governance” section of the Company’s website at www.avisbudgetgroup.com. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors.
Insider Trading Policy
The Board of Directors has adopted an insider trading policy applicable to our directors, officers, employees, as well as certain other persons, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our policy prohibits our directors, officers, employees and certain other persons from trading in securities of Avis Budget and other companies while in possession of material, nonpublic information. Our policy also prohibits our directors, officers, employees and certain other persons from disclosing material, nonpublic information of Avis Budget, or another publicly traded company, to others who may trade on the basis of that information. Further, our policy also requires that directors, certain officers of the Company and other designated employees only transact in Avis Budget’s securities during an open window period, subject to limited exceptions. In addition, directors, certain officers and certain other employees of the Company are required to obtain approval in advance of transactions in Avis Budget’s securities. Our executive officers and directors must also comply with additional trading restrictions. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Policy, Procedures and Guidelines Governing Securities Trades by Company Personnel, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Board of Directors Meetings
The Board of Directors held seven meetings during 2024. In 2024, all directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during such director’s period of service. We expect all directors to attend each regularly scheduled Board of Directors meeting. All directors are welcome to attend the Company’s annual meeting of shareholders, and while there is no formal policy regarding attendance at annual meetings, we encourage at least one representative of each of the Audit Committee, Compensation Committee and Corporate Governance Committee to be present at each annual meeting. The 2024 Annual Meeting of Shareholders was attended by three of our directors.

15

Committees of the Board of Directors
The standing committees of the Board include the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Name	Audit	Compensation	Corporate Governance
Jagdeep Pahwa
Anu Hariharan	✔
Bernardo Hees
Lynn Krominga	✔	✔	Chair
Glenn Lurie	Chair	✔
Karthik Sarma		Chair	✔
Committee Meetings Held in 2024	4	4	3
The charters of each of the Audit, Compensation and Corporate Governance Committees, respectively, can be found in the “Investors—Governance—Documents and Charters” section of the Company’s website at https://ir.avisbudgetgroup.com/corporate-governance/documents-charters.
Audit Committee
The Audit Committee assists in the Board’s oversight of:
•	the integrity of the Company’s consolidated financial statements;
•	the Company’s independent auditors’ qualifications and independence;
•	the performance of the Company’s independent auditors and the Company’s internal audit function;
•	the Company’s compliance with legal and regulatory requirements;
•	the Company’s systems of disclosure controls and procedures, and internal controls over financial reporting;
•	the Company’s major financial risk exposures and the steps management has undertaken to control such risks; and
•	the Company’s risks associated with information technology and cybersecurity.
The Board of Directors has determined that all members of the Audit Committee are independent directors within the meaning of applicable Nasdaq rules, and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that each of Mr. Lurie and Ms. Krominga qualifies as an “audit committee financial expert” as defined by the rules of the SEC and satisfies Nasdaq’s “financial sophistication” requirement.
Compensation Committee
The Compensation Committee assists in the Board’s oversight of the Company’s compensation policies and programs by:
•	reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation;
•	reviewing and approving individual elements of total compensation for our other executive officers;
•	reviewing and approving our annual and long-term incentive compensation programs and plans;
•	reviewing and approving all stock option and other equity awards;
•	assessing the results of the Company’s most recent advisory vote on executive compensation; and
•	evaluating whether compensation arrangements for executive officers incentivize unnecessary risk-taking.
We refer you to “Executive Compensation” below for additional information regarding the Compensation Committee’s processes and procedures.
The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with Nasdaq rules and a non-employee director for purposes of Section 16 of the Exchange Act.

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Corporate Governance Committee
General
The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board of Directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Board of Directors has determined that each of the current members of the Corporate Governance Committee qualifies as an independent director under applicable Nasdaq rules.
Director Nomination Procedures
The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees for director positions are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to the duties associated with being a member of the Board of Directors.
The Corporate Governance Committee will consider written proposals from shareholders for candidates to be nominees for director positions. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. Any such proposal should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, at Avis Budget Group, Inc., 379 Interpace Parkway, Parsippany, N.J. 07054, and should include the following: (a) the name of the shareholder and evidence of such shareholder’s beneficial ownership of the shares of Common Stock, including the number of shares of Common Stock beneficially owned and the length of time of such beneficial ownership; and (b) the name of the candidate, such candidate’s resume or a listing of his or her qualifications to be a director of the Company and such candidate’s consent to be named and serve as a director, if selected by the Corporate Governance Committee, nominated by the Board of Directors and elected. The written proposal should be submitted in the time frame and consistent with the requirements described in the Company’s By-laws and under the caption “Shareholder Proposals for 2026 Annual Meeting” below.
The Corporate Governance Committee’s process for identifying and evaluating candidates to be nominees to the Board of Directors is typically initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm which would help the Board to identify candidates. As part of the search process, the Corporate Governance Committee includes women and historically underrepresented candidates in the pool of candidates and instructs any search firm the Committee engages to do so (often called a “Rooney Rule”). These candidates are evaluated by the Corporate Governance Committee by reviewing such candidates’ biographical information and qualifications and checking the candidates’ references. The Corporate Governance Committee evaluates whether the candidate is qualified to serve as a director and whether the Corporate Governance Committee should recommend to the Board of Directors that the Board nominate the candidate or elect the candidate to fill a vacancy on the Board of Directors. Candidates recommended by the Corporate Governance Committee are presented to the Board of Directors for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.
In general, the Corporate Governance Committee expects that a similar evaluation process would be used to evaluate director candidates recommended by shareholders.
Diversity
As set forth in its charter and the Company’s corporate governance guidelines, the Corporate Governance Committee believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Corporate Governance Committee is committed to advancing Board diversity, defined to include differences of viewpoint, professional experience, education, skill, race, gender and national origin. The Company’s corporate governance guidelines affirm the Committee’s commitment to diversity to include, and shall have any search firm it engages include, women and historically underrepresented candidates in the pool from which the Corporate Governance Committee selects director candidates. The Corporate Governance Committee implements that policy by actively considering diversity in the mix of qualifications, experience, attributes or skills included in its process of identifying and evaluating candidates to be nominees to the Board in accordance with its charter. The Company believes that its nominees further its commitment to enhancing diversity at the Board level. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

17

Succession Planning
The Board of Directors is responsible for the development, implementation and periodic review of a succession plan for the Chief Executive Officer and for overseeing the development, implementation and periodic review of a succession plan for senior executives. Our Board of Directors believes that effective succession planning and talent management and development play a critical role in safeguarding business capabilities, developing strong leadership quality and executive bench strength, and optimizing overall business development, operating performance, profitability and shareholder value.
The Board of Directors views succession planning as an ongoing process and will continue its review of available talent, both internal and external, to ensure the uninterrupted strength of the entire management team. In order to ensure that qualified candidates are available for senior executive positions, the Board of Directors oversees the development of internal candidates and is responsible, if necessary, for the identification of suitable external successor candidates. The Board of Directors also maintains an “emergency” succession plan in the event of an unexpected disability or inability of any of our senior executives to perform his or her duties.
Related Person Transactions
The Company has adopted written procedures for the review, approval or ratification of transactions with related persons that apply to any transaction, arrangement or relationship in which:
•	the Company (including any of its subsidiaries) was, is or will be a participant; and
•
any related person (i.e., a director, executive officer, director nominee, or any greater than 5% beneficial owner, or any immediate family member of the foregoing, or any entity in which any of the foregoing persons is employed, or is a partner, principal or in a similar position, or has any greater than 5% beneficial interest) had, has or will have a direct or indirect interest.

Under the Company’s related persons policy, transactions with related persons are reviewed in advance by the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officer that the transaction is a related person transaction and the amount involved exceeds $120,000:
•	The transaction will be submitted for review to the Audit Committee, or, under certain circumstances, to the Chairman of the Audit Committee.
•	The Audit Committee or its Chairman will then consider all relevant facts and circumstances available.
•	The Audit Committee or its Chairman will approve only those transactions, determined in good faith to be in, or not inconsistent with, the best interests of the Company and its shareholders.
Additionally, under certain circumstances, the General Counsel or Chairman of the Audit Committee may recommend that the independent members of the Board consider the advisability of a related person transaction. The Audit Committee reviews on an annual basis contributions by the Company in excess of $1,000, in the aggregate (other than contributions made pursuant to the Company’s matching contribution program for employees and directors), to a charitable organization at which a related person is actively involved with fund-raising or serves as a director, trustee or in a similar capacity.
SRS Mobility Ventures, LLC, an affiliate of our largest shareholder, SRS Investment Management, LLC, owns a majority of Avis Mobility Ventures LLC (“AMV”), of which we own a minority interest. We provide vehicles and related fleet services to AMV, as well as certain administrative services to support their operations. For the year ended December 31, 2024, we recognized $2 million of expense related to these services within other (income) expense, net, had receivables from AMV of $3 million and had a net investment in vehicle finance leases of $74 million.

18

Shareholder Engagement
We regularly conduct engagement and outreach efforts in order to communicate with existing and prospective shareholders, lenders, research analysts, rating agencies, governance firms and others. In 2024, our key engagement activities included numerous group and one-on-one investor meetings, conference calls accessible to all shareholders following each of our quarterly earnings releases, presentations at various investor conferences, and our 2024 Annual Meeting of Shareholders. Members of management participated in these activities, each of which contained opportunities for shareholders and other constituents to provide feedback to management. We value the input and insights of our shareholders and are committed to continued engagement with investors. Key topics of focus in 2024 included corporate governance, our strategy and results as well as travel and industry trends. Our investor relations department is the key point of contact for shareholder interaction with the Company. Shareholders and other interested parties may access investor information about our Company through our website at www.avisbudgetgroup.com. The investor relations department coordinates institutional investor meetings with management, appearances at investor conferences and our quarterly earnings calls. We consider shareholder requests to meet with members of our Board of Directors on a case-by-case basis.
Stock Ownership
Equity Compensation Plan Information
The following table provides information about shares of our Common Stock that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (b)
Equity compensation plans approved by security holders	669,567	$—	3,597,606
Equity compensation plans not approved by security holders	—	$—	—
Total	669,567	$—	3,597,606

(a)	Includes awards granted under the Amended and Restated Equity and Incentive Plan, which plan was approved by shareholders.
(b)	Represents 3,597,606 shares available for issuance under the Amended and Restated Equity and Incentive Plan.

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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding beneficial ownership of shares of Common Stock as of February 19, 2025, by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and each of its named executive officers, and (iii) all of the Company’s directors, nominees and current executive officers, as a group.

Name of Beneficial Owner	Total Amount of Shares Beneficially Owned(1)	Percent of Common Stock Owned(2)	Of the Total Number of Shares Beneficially Owned, Shares which May be Acquired within 60 Days(3)
Principal Shareholders:**
SRS Investment Management, LLC(4) One Bryant Park, 39th Floor New York, NY 10036	17,430,882	49.6%	-
FMR LLC(5) 245 Summer Street Boston, Massachusetts 02210	3,354,545	9.6%	-
BlackRock, Inc.(6) 50 Hudson Yards New York, NY 10001	1,865,991	5.3%	-
Directors, Nominees and Named Executive Officers
Bernardo Hees	523,973	1.5%	13,537
Anu Hariharan	2,928	*	2,928
Lynn Krominga	18,819	*	17,414
Glenn Lurie	14,852	*	14,852
Jagdeep Pahwa	-	*	-
Karthik Sarma(7)	17,430,882	49.6%	-
Joseph A. Ferraro	295,118	*	31,023
Brian J. Choi	110,137	*	10,958
Izilda “Izzy” P. Martins	35,591	*	6,548
Edward P. Linnen	55,527	*	3,851
Ravi Simhambhatla	13,401	*	2,083
All Directors, Nominees and Executive Officers as a group (13 persons)	18,543,493	52.8%	107,198(8)

*	Amount represents less than 1% of outstanding Common Stock.
**	Information is based upon the assumption that there was no change in the beneficial ownership of such shares of Common Stock from the publicly filed information through February 19, 2025.
(1)
Shares beneficially owned include (i) direct and indirect ownership of shares, (ii) restricted stock units held by executive officers that may vest within 60 days of February 19, 2025, and (iii) restricted stock units held by directors that may be settled within 60 days of February 19, 2025.

(2)	Based on 35,111,845 shares of Common Stock outstanding on February 19, 2025.
(3)
Includes (i) restricted stock units held by executive officers that may vest within 60 days of February 19, 2025 and (ii) restricted stock units held by directors that may be settled within 60 days of February 19, 2025.

(4)
Reflects beneficial ownership of 17,430,882 shares of Common Stock by SRS and Karthik R. Sarma (the “Reporting Persons”), as derived solely from information reported on Schedule 13D/A under the Exchange Act, as filed with the SEC on August 25, 2023. Such Schedule 13D/A indicates that SRS and Mr. Sarma share voting and dispositive power over the shares of Common Stock. SRS serves as investment manager to certain investment funds (the “Funds”) and has investment discretion with respect to the shares of Common Stock held by the Funds. SRS Investment Management, LP (“SRS IM”) is the managing member of SRS. SRS Investment Management GP, LLC (“SRS IM GP”) is the general partner of SRS IM. Mr. Sarma is the managing member and principal of SRS IM GP. In such capacities, Mr. Sarma and SRS may be deemed to have voting and dispositive power with respect to the shares of Common Stock held for the Funds. The Reporting Persons have economic exposure to, and may be deemed to beneficially own, an additional 2,862,283 notional shares of Common Stock pursuant to cash-settled equity swaps, as derived solely from information reported on the Schedule 13D. Such notional shares represent approximately 8.2% of the shares of Common Stock outstanding on February 19, 2025. Such Schedule 13D indicates that the Reporting Persons do not have voting power or dispositive power with respect to the shares referenced in such swaps, and disclaim beneficial ownership of the shares underlying such swaps. Under the terms of the Cooperation Agreement, SRS has committed, with respect to shares of Common Stock SRS holds in excess of 35% of the Company’s outstanding Common Stock, to exercise its voting rights in the same proportion in which other shares of Common Stock are voted.

(5)
Reflects beneficial ownership of 3,354,545 shares of Common Stock by FMR LLC (“FMR”) and Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR, as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on November 12, 2024. Such Schedule 13G/A indicates that FMR has sole voting power over 3,354,717 shares of Common Stock and sole dispositive power over 3,354,545 shares of Common Stock, and that Ms. Johnson has sole dispositive power over 3,354,545 shares of Common Stock.

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(6)
Reflects beneficial ownership of 1,865,991 shares of Common Stock by BlackRock, Inc. (“BlackRock”), as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 4, 2025. Such Schedule 13G/A indicates that BlackRock has sole voting power over 1,801,643 shares of Common Stock and sole dispositive power over 1,865,991 shares of Common Stock.

(7)
Reflects shared beneficial ownership of 17,430,882 shares of Common Stock by SRS and Mr. Sarma, as described above in footnote (4). All of these shares are included in the 18,543,493 shares of Common Stock deemed to be beneficially owned by all directors, nominees and executive officers as a group.

(8)
Represents 48,731 restricted stock units held by non-employee directors that may be settled or scheduled to vest within 60 days of February 19, 2025 and 58,467 restricted stock units held by executive officers that are scheduled to vest within 60 days of February 19, 2025.

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Executive Officers
Executive officers of the Company are set forth below. Each executive officer is appointed to hold office at the discretion of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Name	Offices or Positions To be Held
Jagdeep Pahwa	Executive Chairman of the Board
Joseph A. Ferraro	President and Chief Executive Officer
Brian J. Choi	Executive Vice President and Chief Transformation Officer
Izilda P. Martins	Executive Vice President and Chief Financial Officer
Edward P. Linnen	Executive Vice President, Chief Human Resources Officer
Ravi Simhambhatla	Executive Vice President, Chief Digital and Innovation Officer
Jean M. Sera	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Cathleen DeGenova	Senior Vice President and Chief Accounting Officer
Biographical information for our Executive Chairman is set forth above under Board of Directors — Biographical Information for Nominees.” Biographical information for all other present executive officers is set forth below.

Name	Biographical Information
Joseph A. Ferraro
Mr. Ferraro, age 68, has served as our President and Chief Executive Officer since June 2020. As previously announced, Mr. Ferraro will transition from his position as President and Chief Executive Officer to a Board Advisor role, effective June 30, 2025. Previously, Mr. Ferraro held various executive roles with the Company, including Interim President and Chief Executive Officer from January 2020 through June 2020, President, Americas from January 2015 through December 2019 and Senior Vice President, North America Operations from October 2011 to December 2014. Mr. Ferraro joined the Company in 1979 and served in various positions of increasing responsibility in the Company’s North American operations.

Brian J. Choi
Mr. Choi, age 42, has served as Executive Vice President and Chief Transformation Officer since January 2024. As previously announced, Mr. Choi will transition from his position as Chief Transformation Officer to the role of Chief Executive Officer, effective July 1, 2025. Mr. Choi served as our Executive Vice President and Chief Financial Officer from August 2020 to December 2023. Before that, Mr. Choi served on the Board of Directors of the Company from January 2016 through August 2020. Prior to joining the Company, Mr. Choi was a partner at SRS and served in various roles at SRS since October 2008. Before joining SRS, Mr. Choi worked at Metalmark Capital from 2007 to 2008, and he also served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007.

Izilda P. Martins
Ms. Martins, age 53, has served as Executive Vice President and Chief Financial Officer since January 2024. Previously, Ms. Martins served as Executive Vice President, Americas from June 2020 until December 2023, after assuming the responsibilities associated with this role on an interim basis in January 2020. Ms. Martins has also held various strategic and financial roles with the Company, including Senior Vice President and Chief Financial Officer, Americas from May 2014 through December 2019, Senior Vice President and Acting Chief Accounting Officer from November 2010 through May 2014, and Vice President of Tax from August 2006 through November 2010. Ms. Martins was Director of Tax Planning and Mergers & Acquisitions of Cendant Corporation (as the Company was formerly known) from November 2004 through August 2006. Prior to joining the Company, Ms. Martins was associated with Deloitte & Touche LLP for seven years.

Edward P. Linnen
Mr. Linnen, age 55, has been Executive Vice President, Chief Human Resources Officer since January 2015. Previously, Mr. Linnen held the title of Senior Vice President, Chief Human Resources Officer from February 2013 until January 2015, and Senior Vice President, Human Resources for North America from October 2011 to February 2013. Mr. Linnen joined the Company in 2001, and served in several positions in the Company’s human resources function, including as Vice President, Labor Relations & International Human Resources, Vice President, Domestic Human Resources, and Field Human Resources Director. Prior to joining the Company, Mr. Linnen served in various positions within human resources at Kraft Foods Inc. and Nabisco, Inc.

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Ravi Simhambhatla
Mr. Simhambhatla, age 57, was appointed Executive Vice President, Chief Digital and Innovation Officer, in July 2022. Prior to joining Avis Budget Group, Mr. Simhambhatla was Managing Director Cloud Customer Experience & Transformation Officer at Google Cloud since April 2020. Previously, Mr. Simhambhatla worked at United Airlines from July 2015 to March 2020, where he served as Vice President & Chief Technology Officer from June 2019 and previously as Vice President, Commercial Technology. Prior to joining United Airlines, Mr. Simhambhatla also served in various technical leadership roles, including at Aer Lingus, Tesla Motors and Virgin America.

Jean M. Sera
Ms. Sera, age 55, has been Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since March 2020. Ms. Sera held the title of Senior Vice President, Corporate Secretary and Global Programs from August 2016 to March 2020, and the title of Senior Vice President and Corporate Secretary from August 2006 to August 2016. Ms. Sera was a member of the Legal Department of Cendant Corporation (as the Company was formerly known) from January 2002 to August 2006, where she held roles of increasing responsibility, including Vice President and Group Vice President. Prior to joining the Company, Ms. Sera was an associate with the law firm of Shearman & Sterling LLP.

Cathleen DeGenova
Ms. DeGenova, age 63, has been Senior Vice President and Chief Accounting Officer since August 2024. Ms. DeGenova held the title of Vice President and Chief Accounting Officer from August 2019 to August 2024 and Vice President of the Company overseeing External Reporting and Technical Accounting from April 2018 to August 2019. Ms. DeGenova previously held the title of Director of External Reporting & Technical Accounting from June 2013, when she joined the Company. Prior to joining the Company, Ms. DeGenova held similar roles at Zipcar, Inc., which the Company acquired in 2013, Charles River Labs and Millipore, and was an accountant with Ernst & Young. Ms. DeGenova is a Certified Public Accountant.

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Executive Compensation
Compensation Discussion and Analysis
We refer you to our 2024 Annual Report for additional information regarding our financial information discussed below, including the long-lived asset impairment and other related charges referred to below, further information for which can be found in Note 2—Summary of Significant Accounting Policies—Impairment of Long-lived Assets to our Consolidated Financial Statements included in our 2024 Annual Report. When we refer to “the Committee” in this “Executive Compensation” section, we are referring to the Compensation Committee.
Executive Summary
The Committee uses our executive compensation programs to motivate and retain our executive talent and align their interests with shareholders. Our performance has a direct impact on payouts of compensation. For example, as described below, our 2024 Annual Incentive Plan paid 0% of target for our NEOs based on performance during 2024 against the plan’s goals.
Company Performance
We saw sustained demand for vehicle rentals in 2024, which resulted in revenue of approximately $11.8 billion. For 2024, net loss was $1.8 billion and Adjusted EBITDA (as defined below; also see the reconciliation on page 27) was $628 million. During the fourth quarter of 2024, we changed our fleet strategy to accelerate certain fleet rotations in order to decrease the age of our fleet for competitive reasons, and accordingly, we shortened the useful life associated with such vehicles. Our net loss reflects $2.5 billion in long-lived asset impairment and other related charges, approximately $2.3 billion of which was recorded to reduce the carrying value of our rental fleet to its fair value in connection with this change.
In 2024, we returned capital to our shareholders through the repurchase of $45 million of our Common Stock, resulting in the repurchase of approximately 550,000 shares. Our closing stock price at the end of 2024 was $80.61 resulting in negative total shareholder return (“TSR”) for the year; however, five-year TSR remained positive at 181%.
Strategy
For 2025, we expect our strategy to focus on transforming key parts of our business through technology, system enhancements and data, particularly with respect to customer experience, revenue generation and costs. We believe this strategy, together with the change in fourth quarter 2024 in our fleet strategy to accelerate certain fleet rotations, will continue to strengthen our Company, maximize profitability, and deliver stakeholder value.
Compensation Practices
We believe that our compensation programs reflect sound practices, such as:
•	executive stock ownership guidelines with significant share ownership requirements;
•	an executive compensation recoupment (or “clawback”) policy;
•	a policy prohibiting executives from entering into speculative (or hedging) transactions in our securities;
•	no excise tax gross-up or single-trigger change-in-control provisions; and
•	no tax gross-ups on executive perquisites except for relocation-related expenses and expatriate benefits per the Company’s standard practices.

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2024 Compensation for our Named Executive Officers
Compensation paid to our named executive officers (“NEOs”) for 2024 was lower compared to 2023, primarily due to the absence of payouts under the annual cash incentive program aligned with the Company’s financial performance.
A summary of 2024 compensation highlights is set forth below.

General	• Base salary increases were approved for most of our NEOs following the Company’s annual salary review process, which includes a market review, and/or due to role changes.
Annual Incentive Program
•
As a result of Company financial performance, actual payouts for 2024, as a percentage of target payout opportunity, were 0% for our NEOs due to not achieving the EBITDA threshold targets, and thus there were no individual component payouts either.
•
The 2024 program design was consistent with the 2023 design, and included both Adjusted EBITDA goals and an individual component comprised primarily of quantitative financial and operational metrics with measurable targets utilizing a “scorecard” approach. No payouts would be made under the individual component unless threshold Adjusted EBITDA goals were attained. Payouts for the individual component were also subject to reduction based on individual fixed cost goal attainment.

Long-Term Incentive Program (“LTIP”)
•
As a result of our strong financial results during the applicable performance period (2022-2024), Performance-Based Stock Units (“PSUs”) granted in 2022, subject to performance goals, became earned and vested at 112.5% of target level in March 2025, aligned with and reflecting maximum Adjusted EBITDA goal attainment against the goals previously disclosed for the Company during the three-year performance period but below threshold attainment for the variable cost component.
•
Consistent with the 2023 LTIP, the 2024 LTIP included three-year cumulative Adjusted EBITDA goals, however, the 2024 LTIP did not include a cost reduction goal.

Our Named Executive Officers
This discussion addresses executive compensation in 2024 for our NEOs, who are:
•	Joseph A. Ferraro – our President and Chief Executive Officer (our “CEO”)
•	Izilda “Izzy” P. Martins – our Chief Financial Officer (“CFO”)
•	Brian J. Choi – our Chief Transformation Officer (“CTO”)
•	Ravi Simhambhatla – our Chief Digital and Innovation Officer (our “CDIO”)
•	Edward P. Linnen – our Chief Human Resources Officer (“CHRO”)
On February 11, 2025, the Company announced that, effective June 30, 2025, Mr. Ferraro would step down from his role as CEO and that Mr. Choi would assume the role of CEO on July 1, 2025. In March 2025, Mr. Pahwa also assumed the role of Executive Chairman.
Compensation for our NEOs is typically comprised of the following components, each of which is designed to provide competitive compensation to attract and retain a highly qualified executive team:

Component	Function and Objective
Base Salary	Paid in cash, provides a fixed form of annual compensation for the performance of primary responsibilities consistent with each executive’s experience and role.
Annual Incentive Awards
Comprised of annual cash incentive opportunities that are performance-based, compensate executives subject to achieving specific annual financial goals and individual goals, which are based primarily on quantitative financial and operational metrics with measurable targets utilizing a “scorecard” approach.

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Component	Function and Objective
Long-Term Incentive Awards
Designed to align a significant component of executive compensation with shareholder interests, provide an incentive for executives to stay with the Company and achieve appropriately challenging long-range performance goals, and allow executives to share in the value created for the Company’s shareholders.

Other Compensation
We provide health, life insurance, disability and retirement benefits as part of our broad-based employee benefits program. Retirement benefits for our NEOs (other than our CEO, who is also eligible for our frozen pension plan) are limited to (i) deferrals under the executive deferred compensation plan, which the Company matches up to a maximum of 6% of base salary and annual incentive, and/or (ii) participation in our 401(k) plan.

Other executive benefits and perquisites for some NEOs include auto use and financial planning services. Our CEO is also provided with agreed-upon limited personal use of Company-leased aircraft services.

Analysis of 2024 Pay Decisions
Compensation Philosophy
In 2024, “pay-for-performance” continued to be a fundamental tenet of our compensation philosophy, which includes rewarding attainment of appropriately challenging financial and individual performance goals and aligning our executives’ objectives with our shareholders’ interests, while ensuring that the Company’s executive compensation programs are designed to attract and retain a high-caliber leadership team.
Base Salaries for our Named Executive Officers
Salaries for NEOs are typically approved early in each year based on factors such as:
•	reasonable comparability with the Peer Group and Survey Data (as described under “Consideration of Peer Groups and Survey Data”);
•	individual and Company performance; and
•	each NEO’s responsibilities, capabilities and skills, leadership and drive to add value.
For 2024, the Committee approved a base salary increase of 4%, 5% and 0% for our CEO, CHRO and CDIO, respectively, in connection with the annual salary review process, which includes a market review (as further described below) as well as a review of the factors set forth above. Following a similar process, base salaries for our CFO and CTO were increased to reflect assumption of their new roles effective January 1, 2024.
Annual Incentive Awards
2024 AIP
For 2024, the Committee approved an annual incentive program (the “2024 AIP”) in which all of our NEOs participated. The program design was generally consistent with the prior year program design. Target payout opportunity as a percentage of base salary remained unchanged at 200% for our CEO, 125% for our CFO and CTO, 120% for our CDIO and 100% for our CHRO, in each case subject to a maximum payout opportunity of 150% of target.
2024 AIP Performance Metrics and Goals – Adjusted EBITDA Component
Consistent with prior years, the 2024 AIP included Adjusted EBITDA3 as a performance metric with a weighting of 50%:
[1]
We define Adjusted EBITDA as income (loss) from continuing operations before non-vehicle related depreciation and amortization; long-lived asset impairment and other related charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, net, which includes amounts recorded in excess of $5 million, related primarily to unprecedented self-insurance reserves for allocated loss adjustment expense, class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; severe weather-related damages in excess of $5 million, net of insurance proceeds; and income taxes. This non-GAAP measure is a performance metric in our incentive programs.

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•	in recognition of its wide acceptance and understanding as a metric within the Company;
•	because Adjusted EBITDA is a key measure of operational and financial performance, driven by our annual business plan; and
•	given the fact that Adjusted EBITDA has been strongly correlated to the Company’s long-term stock price performance.
The Adjusted EBITDA goals included in the 2024 AIP (the “AIP Adjusted EBITDA Goals”) as shown below were based on the Company’s 2024 business plan approved by the Board (the “Business Plan”) in the first quarter of 2025. The global Adjusted EBITDA target goal represented a decrease of approximately 27% compared to 2023 Adjusted EBITDA achievement primarily given estimated increases in fleet costs and vehicle interest.

Achievement Level	Payout Opportunity (% of Target)*	Adjusted EBITDA Goals (Dollars in millions)**
Maximum	150%	$2,400
Target	100%	$1,850
Threshold	50%	$1,360

*	Straight-line interpolation used to determine payout between specified achievement levels.
**	The target goal is reflected at the mid-point of the range of $1,700 million and $2,000 million.
2024 AIP Performance Metrics and Goals – Individual Scorecard Component
Consistent with the prior year, to enhance the pay-for-performance nature of the 2024 AIP, an individual performance component, with a 50% weighting, was included to incorporate a broad set of goals which the Committee believed were important to our overall success and to each individual executive officer’s contributions to our business. The component is comprised of primarily quantitative financial and operational metrics, with measurable targets based on attainment of specific Business Plan goals and measured utilizing a “scorecard” approach. The achievement level of the individual scorecard goals is capped at 100% of target payout and can be further reduced based on achievement of fixed cost goals set forth in the Business Plan.
Scorecard achievement is then multiplied by 0% to 150% based on achievement of AIP Adjusted EBITDA Goals (from Below-Threshold to Maximum) to further align individual performance with overall company performance. Accordingly, for an NEO to be eligible for any payout under the scorecard component, Threshold AIP Adjusted EBITDA Goals must be met. Assuming attainment of fixed cost goals, the formula for determining the payout under the Individual Scorecard Component is:

Individual Scorecard Achievement (0% - 100%)	X	Adjusted EBITDA Multiplier (0%-150%)
For 2024, since Adjusted EBITDA was below the threshold achievement level, no NEO received any payout under the 2024 AIP, including under the individual scorecard component.
The Committee established individual performance metrics and goals for each NEO’s scorecard based on key objectives in support of the Business Plan and the Company’s overall strategy. Individual performance metrics for our CEO included, among others, revenue and improved customer satisfaction, with 100% being quantitative. The substantial majority of scorecard metrics and goals for our NEOs were quantitative with a limited percentage being qualitative but still based on achievement of specific objectives.

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Set forth below is an illustrative example of a scorecard; however it does not represent the actual scorecard of any of our NEOs.
Illustrative Scorecard Example

Weight	Metric	Key Performance Indicator	Goal	Type of Measure
~90%	Revenue	Total Revenue	Based on Business Plan	Quantitative
	Cost Control	Variable Costs
	Customer Service	Net Promoter Score
~10%	Other	Varies	Varies (i.e. completion, roll-out, etc.)	Qualitative
• Payout (1) is subject to attainment of Threshold AIP Adjusted EBITDA Goals and (2) can be reduced based on achievement of fixed cost goals set forth in the Business Plan.
• Achievement of total scorecard goals is capped at 100% of target, with the result multiplied by 0%-150% based on attainment of AIP Adjusted EBITDA Goals (from Below-Threshold to Maximum).
2024 AIP Results and Payouts
Payouts under the Adjusted EBITDA component of the 2024 AIP were 0% of target given that AIP Adjusted EBITDA Goals were not met.
A reconciliation of our reported net income (loss) to our reported global Adjusted EBITDA is set forth below (dollars are in millions):

	Reconciliation of net income (loss) to Adjusted EBITDA 2024
Net income (loss)		$ (1,817)
Provision for (benefit from) income taxes		(810)
Income (loss) before income taxes		(2,627)
Add:	Non-vehicle related depreciation and amortization	237
	Interest expense related to corporate debt, net:
	Interest expense	358
	Early extinguishment of debt	19
	Long-lived asset impairment and other related charges(a)	2,470
	Restructuring and other related charges	37
	Transaction-related costs, net	3
	Other (income) expense, net(b)	9
	Legal matters, net(c)	64
	Cloud computing costs(d)	45
	Severe weather-related damages, net(d)	13
Adjusted EBITDA		$ 628

(a)
Includes an impairment charge of approximately $2.3 billion related to the acceleration of the rotation of our fleet and a charge of $180 million related to the write-down of the carrying value of certain vehicles held for sale within our Americas reportable segment.

(b)
Primarily consists of gains or losses related to our equity method investment in a former subsidiary, offset by fleet related and certain administrative services provided to the same former subsidiary.

(c)
Includes $4 million reported within selling, general and administrative expenses and $60 million reported within operating expenses. The $60 million recorded within operating expenses includes $46 million relating to our self-insurance reserves for allocated loss adjustment expense.

(d)	Reported within operating expenses.
We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

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Long-Term Incentive Awards
2024 LTIP
For 2024, the Committee approved a long-term incentive program (the “2024 LTIP”) in which all NEOs participated. Grant date values for 2024 LTIP awards were determined following a market review of the Peer Group, and in certain cases, Survey Data (as defined under “Consideration of Peer Groups and Survey Data”), as well as individual and Company financial performance for the prior year. As a result of this review, our CEO’s 2024 LTIP award grant date value reflected an increase of less than 3% from the prior year. For our CFO and CTO, grant values reflected their new roles, which they each assumed on January 1, 2024.
2024 LTIP — Type of Award
The Committee reviewed the following factors to determine the appropriate type of equity to be granted: perceived value to award recipients to effect retention and incentive goals, peer practices, the degree of alignment with shareholder interests and our pay-for-performance philosophy, potential dilution and projected expense balanced with the value delivered to award recipients. Based on an analysis of these factors, the Committee determined that continuing the mix of 50% PSUs and 50% RSUs would:
•	align incentives with shareholders’ focus on profitability and financial performance;
•	reflect the relevant decision-making impact of the individual and the impact of those decisions on the Company; and
•	incentivize retention of key employees over the long term.
2024 LTIP — Vesting Terms and Performance Metrics and Goals
Under the 2024 LTIP:
•	RSUs are scheduled to vest, subject to continued service, in approximately equal installments on the first three anniversaries of the date of grant;
•	PSUs are scheduled to vest on the three-year anniversary of the date of grant, subject to satisfaction of performance goals and continued service;
•	Three-year cumulative Adjusted EBITDA was selected as the performance metric for the PSUs based on several factors, including the following:
○	the Company’s Adjusted EBITDA has been strongly correlated to the Company’s long-term stock price performance; and
○	Adjusted EBITDA is a key measure of operational and financial performance driven by the Company’s strategy and widely understood within the Company and by the Company’s shareholders; and
○	although also used in our AIP, the metric as used for the PSUs measures sustained performance over a three-year period.
The three-year cumulative Adjusted EBITDA goals are set forth below and were set during first quarter 2024. The target goal represents attainment of three-year Adjusted EBITDA during the performance period, and a decrease of 23% compared to the target goal for the 2023 LTIP primarily given estimated increases in fleet costs and vehicle interest.

Achievement Level	Payout Opportunity* (as a % of target units awarded)	Adjusted EBITDA Goal (in billions)
Maximum	150%	$6.0
Target	100%	$5.0
Threshold	50%	$4.0

*	Straight-line interpolation is used to determine payout between specified achievement levels.
Setting CEO and Other NEO Compensation
Our Board has assigned to the Committee the responsibility to approve compensation for all NEOs, including our CEO. The roles and duties of participants in the decision-making process for our executive program are summarized below.

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Role of the Independent Compensation Consultant
Consistent with its charter, the Committee continued its engagement of Pay Governance LLC, a compensation consulting firm, to work with the Committee and the Company as an adviser on executive compensation matters in 2024. The compensation consultant reports to, and is directed by, the Committee, which has the authority to retain or terminate compensation advisers. In 2024, the Committee reviewed information regarding the independence and potential conflicts of interest of Pay Governance, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on this review, the Committee concluded that the engagement of Pay Governance did not raise any conflict of interest. Outside of services provided for the Committee, the compensation consultant did not provide additional services to the Company in 2024.
Compensation Decisions
Our Compensation Committee is responsible for the ultimate decisions of compensation for NEOs, including our CEO. As part of its decision-making process, the Committee may seek input from management and our Human Resources staff, in addition to working directly with the Committee’s compensation consultant. The process generally reflects a review of practices of our Peer Group and Survey Data (as defined below), and is typically designed to take into consideration past practice and our strategy to tie a greater portion of total target compensation to variable versus fixed compensation. The Committee also may consider individual performance, the Company’s business plan and goals, and other factors such as individual level of experience and responsibilities (including relative responsibilities compared to others within the Company and the individual’s potential impact on Company operations), leadership, skill, contributions to the Company and the size and complexity of the Company’s operations.
Risk Assessment
In approving annual and long-term incentive awards for our NEOs, the Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and has concluded that the Company’s incentive awards would not be likely to encourage excessive risk-taking. Management also annually reviews the Company’s compensation policies and practices for employees generally with the Committee and the Company’s compensation consultant to determine whether these programs create incentives that might motivate inappropriate or excessive risk-taking. For additional information, please see “Functions and Meetings of the Board of Directors - Risk Management and Risk Assessment.”
Consideration of Peer Groups and Survey Data
The Committee developed the Company’s peer group set forth below for 2024 pay decisions (the “Peer Group”), taking into consideration that very few direct industry competitors exist, the Company’s business model, the relevant labor market for talent and other factors, including but not limited to the following:
•	the industry for peer group companies, which the Committee believes should operate within hotel/resort, travel, trucking, automotive retail and rental retail industries; and
•	market capitalization and revenue for peer group companies, with primary emphasis on market capitalization.
PEER GROUP

Alaska Air Group, Inc.	J.B. Hunt Transportation Services, Inc.
American Airlines Group Inc.	JetBlue Airways Corporation
Asbury Automotive Group, Inc.	KAR Auction Services, Inc.
AutoNation, Inc.	Norwegian Cruise Line Holdings Ltd.
Choice Hotels International, Inc.	Rent A Center, Inc.
Group 1 Automotive, Inc.	Ryder System, Inc.
Hertz Global Holdings, Inc.	Schneider National, Inc.
Hyatt Hotels Corporation	Travel + Leisure Co.
InterContinental Hotels Group PLC	United Airlines Holdings, Inc.
The Committee reviewed pay data of the Peer Group for 2024 pay decisions to ensure reasonable comparability of the compensation of our NEOs. The Committee does not specifically target any percentile within the Peer Group when setting

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overall compensation, any individual element of compensation or the relative pay mix among different elements of compensation. The Committee reviews the Peer Group periodically to ensure that the component companies continue to meet the criteria for which they were selected, as well as to identify other companies that may become appropriate for inclusion.
The Committee recognizes that our executives have opportunities available to them in a range of industries and that any peer group for the Company will have some inherent limitations given the absence of a large sample of public companies in the vehicle rental business. In order to compare ourselves to a broad set of general industry market data available, the Committee also reviews widely-used survey data from consulting firms such as Aon Hewitt and Willis Towers Watson for companies that have revenue comparable to ours (the “Survey Data”) as another data point. The Survey Data4 represents data from over 1,000 companies sized according to revenue, assets and number of employees.
In 2024, the Committee considered the Survey Data for each element of the 2024 compensation and benefits package as a general check and to ensure reasonable comparability. Consideration of the Peer Group and the Survey Data represented just two factors considered in setting executive compensation for 2024. Please refer to “Analysis of 2024 Pay Decisions” for the other factors considered in setting executive compensation for 2024.
Committee Consideration of the Company’s 2024 Shareholder Vote on Executive Compensation
The Committee reviewed the results of the Company’s Say on Pay vote in 2024. At the 2024 Annual Meeting of Shareholders, 98.5% of the votes cast were in support of the Company’s Say on Pay proposal. Based on the 2024 Say on Pay results and feedback from shareholders, the Committee concluded that the Company’s overall compensation program as it relates to its NEOs enjoys the support of the Company’s shareholders and does not require revision to address any broad shareholder concern.
Policy Related to Equity Awards
Our practice has been to grant regular long-term incentive awards at pre-established meetings of the Committee. Annual long-term incentive awards, which typically include awards granted to all NEOs, are usually approved in the first quarter. However, the Committee retains the ability to determine, and has in the past determined, to make grants at other times during the year, including but not limited to approvals for executives hired or promoted during the year. In connection with valuing the grants of stock-based awards, it is our policy generally to use, as the grant or strike price for any stock-based compensation vehicle, the closing price of our Common Stock on the grant date, which is often the date the Committee approves the award but may be a future specified date. The Committee typically approves a dollar amount for each RSU or PSU award, which is then divided by the closing price of our Common Stock on the date of grant to arrive at the number of RSUs or PSUs to be granted.
Executive Stock Ownership and Retention Guidelines
Our executive stock ownership guidelines require NEOs to acquire and hold designated levels of Avis Budget Common Stock. Under these guidelines, our CEO is required to retain 100%, and other NEOs are required to retain a minimum of 50%, of the net shares (net of taxes) obtained upon the vesting of restricted stock awards and of vested stock options (if applicable), until reaching the following specified ownership thresholds:

Officer Role(s)	Threshold
CEO	Five times base salary
CFO; CTO	Three times base salary
CDIO; CHRO	Two times base salary
Given the mandatory hold provision until thresholds are obtained, there is no specified deadline for achieving designated thresholds. For purposes of the executive stock ownership guidelines, stock ownership is defined to include stock owned by the executive directly and stock owned indirectly, including through the Company’s savings plan. As of December 31, 2024, each NEO had met the applicable ownership thresholds, other than our CDIO who joined the Company in July 2022.
[2]
While the Survey Data include a general list of participating companies, each survey provides information on a “no-names” basis—i.e., for each position comparison, it does not identify by name which companies comparable in revenue size to our Company produced results for each position matched, and thus we are unable to list the comparable companies that are included in the Survey Data utilized.

31

Following attainment of ownership thresholds, our NEOs are required, for a period of one year, to hold an additional amount equal to 50% of the net shares obtained upon the vesting of any equity award and 50% of all stock options that vest.
Employment and Change of Control Agreements; Severance Arrangements
We maintain an Executive Severance Plan which was last modified in 2021, in which our NEOs participate, with the exception of our CEO and CHRO who each entered into a severance agreement with the Company in 2015. In February 2025, the Company announced that its current Chief Executive Officer will transition from away the role, effective June 30, 2025, and into an advisory role. A description of the Company’s current agreements and other arrangements with our NEOs is set forth under the heading “Employment Agreements and Other Arrangements” and “Termination, Severance and Change of Control Arrangements” below.
Perquisites and Benefits
We have historically sought to provide perquisites to our executives that are consistent with those provided by the general market and Peer Group companies. Depending on the executive, our perquisites include financial planning services, auto use or allowance, discounted auto insurance, auto leasing through the employee lease program and limited personal use of Company-leased aircraft services. Generally the Company does not provide tax reimbursements or gross-ups on perquisites for any of our NEOs other than relocation-related expenses and expatriate benefits in accordance with the Company’s standard policies.
Employees, including our NEOs, may also receive tickets for professional sporting events, which are part of the Company’s season ticket subscription, and do not result in an associated incremental cost to our Company. Our ticket allocation policy is generally seniority-based, with a valid business purpose superseding any personal use.
Anti-Hedging Policy
The Company’s insider trading policy prohibits directors, executive officers and other employees required to pre-clear trades in Company securities, along with members of their families and others living in their households and investment partnerships and other entities over which they have or share voting or investment control (collectively, the “Covered Persons”) from:
•
engaging in hedging and monetization transactions that permit any Covered Person to continue to own the Company’s equity securities without the full risks and rewards of ownership, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds;

•	holding the Company’s equity securities in a margin account or otherwise pledging the Company’s equity securities as collateral for a loan;
•	participating in transactions involving options in relation to the Company’s securities, such as puts, calls or other derivative securities on an exchange or in any other organized market; and
•	engaging in short sales of the Company’s equity securities.
For purposes of the above, the Company’s equity securities include securities acquired by a Covered Person as part of his or her compensation or otherwise. We are party to a Cooperation Agreement with SRS, our largest stockholder, under which SRS has agreed to certain voting commitments. Pursuant to the terms of the Cooperation Agreement, SRS and its affiliates are not subject to the Company's policies applicable to directors on pledging or making purchases on margin of, or entering into derivative or hedging arrangements (including options) with respect to, the Company's securities that are otherwise in compliance with all applicable laws, regulations and the Cooperation Agreement. The Audit Committee monitors any proposed pledges in the Company's Common Stock, including any pledge by SRS, and regularly discusses such matters and any related risks to the Company and its stockholders, with the Board, senior management and, when appropriate, the Company's stockholders, including SRS.

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Recoupment (Clawback) Policy
We have adopted a clawback policy that complies with the Nasdaq listing standards that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our executive officers (as defined in applicable SEC rules). This policy applies to all incentive-based compensation (as that term is defined in the SEC rules), which includes performance-based awards granted under our Amended and Restated Equity and Incentive Plan and the cash bonus payments under the annual incentive plan in which our executive officers participate.
Compensation Committee Report
The Avis Budget Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE

Karthik Sarma (Chair)
Lynn Krominga
Glenn Lurie

33

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Comp ($)(e)	Total ($)
Ferraro, Joseph A. President and CEO	2024	1,300,000	—	5,350,082	—	—	—	272,708	6,922,790
	2023	1,248,000	—	5,200,116	—	2,312,170	—	1,514,635	10,274,921
	2022	1,200,000	—	8,199,867	—	3,348,000	—	262,876	13,010,743
Martins, Izzy EVP, CFO*	2024	700,000	—	1,725,002	—	—	—	89,384	2,514,386
	2023	624,000	—	900,100	—	700,128	—	301,631	2,525,859
	2022	600,000	—	2,400,048	—	1,051,875	—	40,030	4,091,953
Choi, Brian J. EVP and CTO*	2024	675,000		2,000,060	—	—	—	34,036	2,709,096
	2023	624,000	—	1,800,200	—	726,336	—	450,841	3,601,377
	2022	600,000	—	3,300,136	—	1,057,500	—	30,396	4,988,032
Simhambhatla, Ravi EVP, Chief Digital & Innovation Officer	2024	500,000	—	900,050	—	—	—	152,958	1,553,008
	2023	500,000	—	900,100	—	478,404	—	596,312	2,474,816
	2022	252,055	—	5,449,927	—	421,940	—	95,642	6,219,564
Linnen, Edward P. EVP, CHRO	2024	600,000	—	650,098	—	—	—	62,443	1,312,541

*	For 2023 and 2022, Ms. Martins was Executive Vice President, Americas and Mr. Choi was Executive Vice President and Chief Financial Officer.
(a)
Salary includes amounts deferred under the Company’s Deferred Compensation Plan or 401(k) Plan. For Mr. Simhambhatla, 2022 salary is prorated to reflect when his employment with the Company commenced in July 2022.

(b)
Represents the aggregate grant date fair value computed by multiplying the number of shares (in the case of PSUs, based on target level as the probable outcome) by the closing price on the grant date, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation Stock—Compensation. The grant date value of the 2024 stock awards assuming achievement of the highest level of performance conditions are: for Mr. Ferraro, $6,687,603; Ms. Martins $2,156,252; Mr. Choi, $2,500,075; Mr. Simhambhatla, $1,125,119 and Mr. Linnen $812,623. The 2024 stock awards are further discussed in the Compensation Discussion and Analysis (the “CD&A”).

(c)	See a description of the 2024 AIP in the CD&A.
(d)
For 2024, while no value is shown for Mr. Ferraro, his pension value decreased by $24,644. Avis froze this qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. Please see the “Pension Benefits Table” for further information regarding this plan.

(e)	All Other Compensation is comprised of the compensation described in the following tables.

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All Other Compensation Table

Name	Year	Company Contributions to Deferred Compensation Plans ($)(a)	Perquisites ($)(b)	Dividend Equivalent Stock Units ($)(c)	Other Amounts ($)(d)	Total All Other Compensation ($)
Mr. Ferraro	2024	216,670	55,330		708	272,708
	2023	272,825	52,043	1,189,059	708	1,514,635
	2022	224,308	37,860		708	262,876
Ms. Martins	2024	62,708	26,013		663	89,384
	2023	19,800	23,056	258,138	637	301,631
	2022	18,300	21,199		531	40,030
Mr. Choi	2024	3,450	29,923		663	34,036
	2023	3,300	32,073	414,831	637	450,841
	2022	3,050	26,815		531	30,396
Mr. Simhambhatla	2024	19,346	133,081		531	152,958
	2023	4,831	185,809	405,407	265	596,312
	2022	—	95,642		—	95,642
Mr. Linnen	2024	35,931	25,905		607	62,443

(a)
Amounts represent Company matching contributions under the Company’s Executive Deferred Compensation Plan or 401(k) Plan. Under the terms of the Deferred Compensation Plan and 401(k) Plan participants may receive Company matching contributions up to a maximum cap of 6%.

(b)	Represents the perquisites presented in the “Perquisites Table” set forth below.
(c)
Represents unvested dividend equivalent stock units credited to outstanding stock awards in connection with the Company's special one-time cash dividend payment to stockholders in December 2023. The amount reported here reflects the aggregate grant date fair value (as described above). The dividend equivalent stock units remain subject to the same time-based and, if applicable, performance-based vesting conditions as the underlying stock awards so that dividend equivalent stock units will vest only to the extent the corresponding RSUs or PSUs become vested and, for PSUs, earned based on performance.

(d)	Amounts include the value of insurance premiums paid by the Company for a broad-based life insurance benefit.

35

Perquisites Table

Name	Year	Personal Use of Company Aircraft ($)(a)	Financial Services ($)(b)	Car ($)(c)	Other ($)(d)	Total Perquisites ($)(e)
Mr. Ferraro	2024	15,380	12,580	27,370	—	55,330
	2023	13,460	11,975	26,608	—	52,043
	2022	—	11,975	25,885	—	37,860
Ms. Martins	2024	—	—	26,013	—	26,013
	2023	—	—	23,056	—	23,056
	2022	—	—	21,199	—	21,199
Mr. Choi	2024	—	4,550	20,197	—	29,923
	2023	—	4,450	22,513	—	32,073
	2022	—	5,050	17,785	—	26,815
Mr. Simhambhatla	2024	—	—	25,944	107,137	133,081
	2023	—	—	13,264	172,545	185,809
	2022	—	—	—	95,642	95,642
Mr. Linnen	2024	—	8,500	12,229	—	25,905

(a)
Under our aircraft policy, our CEO has reasonable non-business access to the Company's leased jet services, subject to prevailing market practices. For our other NEOs, non-business access is subject to approval by our CEO. The incremental cost of personal use of the leased jet services is calculated based on the contracted per hour cost, which includes flight-specific direct operating costs such as standard fuel, maintenance, repairs, catering and miscellaneous fees such as variable fuel surcharge as applicable, and international fees for travel outside the United States. Since the aircraft is leased primarily for business travel, fixed costs are not included. If there are personal use flights for which an NEO does not personally pay the Company’s incremental cost, then the incremental cost to the Company is reflected above. Spouses of NEOs are occasionally additional passengers on business flights provided by our leased jet services. In such cases, if there is no incremental cost to the Company, no amount is reflected in the table. No tax gross-ups are provided on personal use of the leased jet.

(b)
For Mr. Ferraro, includes actual costs the Company incurred for financial services provided by Ayco, including tax return preparation, financial planning and estate planning. For Mr. Choi and Mr. Linnen, includes amount paid directly by the Executive for financial services with a third-party provider, with qualified amounts reimbursed by the Company.

(c)
Represents the annual lease value of a Company-provided car. For Mr. Simhambhatla, represents the annual lease value of a Company-provided car in connection with commuting expenses paid by the Company as described below. NEOs are eligible to participate in the Company’s employee auto insurance program and employee car lease program; however, no amounts are included for these programs as the Company does not incur any associated incremental cost.

(d)
Mr. Simhambhatla was eligible for relocation benefits (which include tax reimbursements) under the Company's standard policies for executives for twelve months following his commencement of employment in July 2022. Because he did not relocate during the 12-month period covered by Company policy, the Company agreed to pay continued commuting expenses (air and ground travel, temporary housing and the car lease referenced in (c) above) but does not provide tax reimbursements on these expenses. For 2022, amounts consisted of temporary housing ($29,924) and related tax reimbursement ($15,278). In addition, for 2022 he received commuting expenses (including air and ground travel) paid or reimbursed by the Company in the amount of $50,440. For 2023, amounts represent temporary housing ($75,377) and, during the period he was covered by the Company’s relocation policy, related tax reimbursement for six months ($32,473), and commuting expenses (air and ground travel) paid by the Company in the amount of $64,695. For 2024, amounts represent temporary housing ($43,362) and commuting expenses (air and ground travel) paid by the Company in the amount of $63,775.

(e)	For Messrs. Choi and Linnen, amount includes payments for annual physical examination (annual costs did not exceed $5,176).

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2024 Grants of Plan-Based Awards
The following table reflects information regarding our annual cash incentive plan and grants of stock awards (RSUs and PSUs) during 2024. We did not grant any stock options during 2024.

Name	Award Type	Grant/ Approval Date	Estimated Possible Payouts Under Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other stock Awards Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ferraro	Annual Incentive	—	1,300,000	2,600,000	3,900,000
	RSU	3/13/2024							23,652	2,675,041
	PSU	3/13/2024				11,826	23,652	35,478		2,675,041
Ms. Martins	Annual Incentive	—	437,500	875,000	1,312,500
	RSU	3/13/2024							7,626	862,501
	PSU	3/13/2024				3,813	7,626	11,439		862,501
Mr. Choi	Annual Incentive	—	421,875	843,750	1,265,625
	RSU	3/13/2024							8,842	1,000,030
	PSU	3/13/2024				4,421	8,842	13,263		1,000,030
Mr. Simhambhatla	Annual Incentive	—	300,000	600,000	900,000
	RSU	3/13/2024							3,979	450,025
	PSU	3/13/2024				1,990	3,979	5,969		450,025
Mr. Linnen	Annual Incentive	—	300,000	600,000	900,000
	RSU	3/13/2024							2,874	325,049
	PSU	3/13/2024				1,437	2,874	4,311		325,049

(a)	Reflects pay opportunity under the 2024 AIP, which is discussed in the CD&A. Amounts actually earned and paid for 2024 performance are reflected in the Summary Compensation Table.
(b)
Represents awards of PSUs which are scheduled to vest in March 2027, subject to both continued service through the vesting date and attainment of performance goals as described in the CD&A under “2024 Long-Term Incentive Awards.”

(c)
Represents RSUs awarded on March 13, 2024, which are scheduled to vest in equal installments on each of the first three anniversaries of the date of grant, subject to continued service through each vesting date.

(d)	Represents the aggregate grant date fair value computed by multiplying the number of shares (in the case of PSUs, based on target level as the probable outcome) by the closing price on the grant date.

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Outstanding Equity Awards at Fiscal Year-End Table
The following table reflects information regarding our outstanding stock awards at December 31, 2024. There were no stock options outstanding.

		Stock Awards (a)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Ferraro	3/13/2024	23,652(b)	1,906,588	11,826(g)	953,294
	3/9/2023	8,749(c)	705,257	6,562(h)	528,963
	12/30/2022	19,290(d)	1,554,967
	3/9/2022	4,692(e)	378,222	15,832(i)	1,276,218
Ms. Martins	3/13/2024	7,626(b)	614,732	3,813(g)	307,366
	3/9/2023	1,515(c)	122,124	1,136(h)	91,573
	12/30/2022	9,645(d)	777,483
	3/9/2022	813(e)	65,536	2,741(i)	220,952
Mr. Choi	3/13/2024	8,842(b)	712,754	4,421(g)	356,377
	3/9/2023	3,030(c)	244,248	2,272(h)	183,146
	12/30/2022	9,645(d)	777,483
	3/9/2022	1,624(e)	130,911	5,481(i)	441,823
Mr. Simhambhatla	3/13/2024	3,979(b)	320,747	1,990(g)	160,414
	3/9/2023	1,515(c)	122,124	1,136(h)	91,573
	7/26/2022	18,325(f)	1,477,178	1,801(i)	145,179
Mr. Linnen	3/13/2024	2,874(b)	231,673	1,437(g)	115,837
	3/9/2023	1,094(c)	88,187	820(h)	66,100
	12/30/2022	6,430(d)	518,322
	3/9/2022	587(e)	47,318	1,979(i)	159,527

(a)
Stock awards reflect RSUs and PSUs, together with the dividend equivalent stock units that accrued on such awards as a result of the special one-time cash dividend paid to stockholders in December 2023 that remain subject to the same vesting conditions as the underlying stock awards. Values are based on the closing price of our Common Stock on December 31, 2024 of $80.61. For PSUs (including dividend equivalent units) where performance levels have been achieved but remained unvested as of December 31, 2024, the number of shares shown as outstanding reflect the actual achievement. Notes (b)-(l) are set forth below.

	Award	Scheduled Vesting
(b)	RSUs	Three equal installments on March 13, 2025, 2026, and 2027.
(c)	RSUs	Two equal installments on March 9, 2025 and 2026.
(d)	RSUs	December 30, 2025
(e)	RSUs	March 9, 2025
(f)	RSUs	534 on July 26, 2025 and 17,791 on July 26, 2026
(g)	PSUs	March 13, 2027, based on three-year cumulative Adjusted EBITDA, as discussed in the CD&A, and disclosed above at threshold achievement level.
(h)	PSUs	March 9, 2026, based on three-year cumulative Adjusted EBITDA (75% weighting) and a variable cost metric (25% weighting), and disclosed above at threshold achievement level.
(i)	PSUs
March 9, 2025 (or July 26, 2025 in the case of Mr. Simhambhatla's award), based on three-year cumulative Adjusted EBITDA (75% weighting) and a variable cost metric (25% weighting) and disclosed above at the actual achievement level of 112.5% of target.

38

2024 Option Exercise and Stock Vested Table
The following table reflects information regarding vesting of our stock awards during fiscal 2024. There were no stock options outstanding or exercised.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Ferraro	86,651	9,701,446
Ms. Martins	13,981	1,565,313
Mr. Choi	26,412	2,957,088
Mr. Simhambhatla	19,080	2,003,898
Mr. Linnen	9,256	1,036,302

(a)	The value realized on vesting reflects the market value of the shares (before taxes) on the applicable vesting date.
Pension Benefits Table

Name	Plan Name (a)	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
Mr. Ferraro	Avis Rent A Car System, LLC Pension Plan	23 years, 1 month	349,767	—

(a)
Avis froze its qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. Mr. Ferraro is the only NEO who participated in this plan. Prior to December 31, 1998, Mr. Ferraro earned the right to receive certain benefits upon retirement at the retirement age of 65 or upon early retirement on or after age 55. For a discussion of the calculation of retirement benefits, please see Note 19 to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Form 10-K.

The Avis Rent A Car System, LLC Pension Plan is a qualified, final average pay type of retirement plan that pays unreduced benefits upon attainment of age 65. The retirement benefit is calculated by multiplying years of credited service and final average pay (five highest consecutive years earnings in the ten years immediately preceding the December 31, 1998 plan freeze date) and reducing that amount by a portion of estimated Social Security old age benefits payable at age 65. The normal form of payment is a 50% joint and survivor annuity (assuming the participant is married at the time benefit payments commence). Alternate forms of annuity payments and a lump-sum option may be selected, if approved by the spouse.
Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Mr. Ferraro	519,674	195,970	904,710	—	4,864,483(f)
Ms. Martins	70,013	42,008	10,237	—	122,257
Mr. Choi	—	—	—	—	—
Mr. Simhambhatla	—	—	—	—	—
Mr. Linnen	38,077	15,231	244,836	(159,894)	1,358,156

(a)
Under the deferred compensation plan as in effect during 2024, participants were able to elect to defer a maximum of 80% of base salary and 98% of annual cash incentives. The agreements between participants and the Company must provide that the deferrals under the plan are (1) irrevocable; (2) agreed to before the compensation is earned; and (3) for a specified length of time. Amounts deferred by participants, as well as any matching contributions made by the Company, are typically contributed to a rabbi trust established for the purpose of holding plan assets. Participants may allocate deferrals to one or more deemed investments under the plan. Matching contributions may be subject to such distribution provisions as determined from time to time; however, all of a participant’s account value as a result of plan contributions prior to the 2024 plan year will be distributed in the event of a change in control (as defined in the deferred compensation plan) or in the event that the participant’s service with us terminates as a result of death or disability. A participant in this plan may elect a single lump-sum payment of his or her account, or may elect installments over a period of up to 10 years; however, the participant’s entire account balance will be paid in a single lump-sum following a change in control.

(b)	The Company provides matching contributions for its NEOs up to a cap of 6% of base salary and annual incentive, as applicable.
(c)
All participant deferrals and matching contributions are immediately vested and are held in a grantor trust. Under this arrangement, the Company takes no tax deduction, and the beneficiaries pay no tax on contributions to the trust until amounts are paid. Although funds are potentially subject to the employer’s creditors, they are inaccessible to present and future management until payment is required to be made in accordance with the terms of the plan.

(d)
Amounts represent ordinary-course distributions pursuant to prior payment elections made by the NEOs in accordance with the terms and conditions of the applicable plan (as further discussed in note (a) above).

(e)
Represents total trust assets accumulated for all periods of plan participation through the end of 2024. The aggregate balance is the sum of all participant and registrant contributions and investment earnings less any withdrawals or distributions.

(f)
As of 2024, our deferred compensation plan is the Supplemental Savings Plan which includes amounts previously under different plans that were merged together (the Supplemental Savings Plan, Deferred Compensation Plan and Savings Restoration Plan).

39

Employment Agreements and Other Arrangements
Each NEO has a written agreement with the Company or is eligible to participate in the Executive Severance Plan, as summarized below and discussed under “Employment and Change of Control Agreements; Severance Arrangements.”
CEO & CHRO
Our current CEO and CHRO are each party to a severance agreement with the Company. The agreements generally provides that if the executive’s employment is terminated by us other than for “Cause” (as defined below), disability or death, he will receive lump-sum severance equal to 200% of the sum of base salary plus target incentive bonus, and perquisites to include, if applicable, car usage and financial planning for a period of up to 24 months.
In addition, for our current CEO (but not our CHRO), in connection with any such termination, the agreement also generally provides for accelerated vesting on termination of the stock-based awards that would have vested in accordance with their original vesting schedule by the two-year anniversary of termination of employment. However, awards that vest based on the achievement of specified objective performance goals will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination.
Severance is contingent upon each executive’s execution and non-revocation of a separation agreement containing a release of claims against the Company and non-competition covenants.
As announced in February 2025, Mr. Ferraro will transition away from the CEO role on June 30, 2025, but is expected to remain in an advisory role for up to 12 months. Upon his separation from employment, he will be eligible to receive the benefits for a termination without cause under his pre-existing severance agreement as described above. The Company expects to enter into an agreement with Mr. Ferraro providing for continued advisory services for up to one year following the end of his CEO role, for payments of $150,000 per month.
Other NEOs
Each of our other NEOs is eligible to participate in the Executive Severance Pay Plan adopted by the Board in December 2020 (the “Executive Severance Plan”). The Executive Severance Plan provides that if any of these executives is involuntarily terminated other than for cause and delivers an agreement and general release as set forth in the plan, such executive shall be entitled to:
•	two years of base pay;
•
payment under the short-term incentive plan in place in the year of termination, pro rata for the amount of time employed in that year, based on the extent to which performance goals are achieved, with any individual component computed as though the applicable target was reached;

•
accelerated vesting of unvested RSUs scheduled to vest within one year of employment termination, and vesting of unvested PSUs scheduled to vest within one year of employment termination based on the extent to which the performance goals are achieved; and

•
a lump-sum payment equal to the Company’s portion of certain health care premiums for one year of coverage, and perquisites to include, if applicable, car usage and financial planning for a period of up to 12 months.

As noted above, no NEO is entitled to any tax gross-up or other payments for any “golden parachute” excise taxes, interest or penalties.
In addition, our equity award agreements generally provide for potential vesting upon death or disability prior to the vesting date, and our annual incentive program provides for payments in the event of an executive’s death or disability prior to the payment date.
Definition of Cause
For all NEOs, “Cause” is defined to generally include the willful failure to substantially perform duties, any act of fraud, embezzlement or similar conduct and conviction of a felony.

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Discussion of Change-in-Control Provisions
The Company’s Amended and Restated Equity and Incentive Plan (the “Equity Plan”) generally provides that equity awards accelerate following a Change in Control (as defined in the Equity Plan) of the Company only if a participant is also terminated without Cause or experiences a Constructive Discharge (as defined in the Equity Plan) within two years following a Change in Control.
“Constructive Discharge” is generally defined as set forth in a grantee’s employment agreement, or if no agreement or definition exists it is defined as: (a) a material reduction in base compensation, (b) a material adverse change in the nature or status of duties or responsibilities, or (c) a relocation of more than 30 miles from the principal place of employment.
Potential Payments on Termination or Change of Control
The table below provides estimated potential severance payments for each NEO, as of December 31, 2024, under the circumstances described (excluding amounts accrued under the pension plan described above or other retirement plans, as applicable).

Name and Triggering Event (a)	Lump-Sum Severance Payment ($)(b)	Accelerated Vesting of Stock- Based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Total ($)
Mr. Ferraro
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	8,785,694	—	8,785,694
Termination by Company without Cause	7,800,000	5,714,655	107,621	13,622,275
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	7,800,000	8,785,694	107,621	16,693,315
Change of Control Transaction without Termination	—	—	—	—
Ms. Martins
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	2,598,584	—	2,598,584
Termination by Company without Cause	1,423,180	1,329,863	24,791	2,777,835
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	1,423,180	2,598,584	24,791	4,046,555
Change of Control Transaction without Termination	—	—	—	—
Mr. Choi
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	3,386,184	—	3,386,184
Termination by Company without Cause	1,373,359	1,709,899	23,584	3,106,842
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	1,373,359	3,386,184	23,584	4,783,127
Change of Control Transaction without Termination	—	—	—	—
Mr. Simhambhatla
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	2,569,051	—	2,569,051
Termination by Company without Cause	1,014,164	355,591	24,725	1,394,481
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	1,014,164	2,569,051	24,725	3,607,941
Change of Control Transaction without Termination	—	—	—	—
Mr. Linnen
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	1,408,892	—	1,408,892
Termination by Company without Cause	2,400,000	—	39,510	2,439,510
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	2,400,000	1,408,892	39,510	3,848,401
Change of Control Transaction without Termination	—	—	—	—

(a)
Descriptions of the terms “Cause” and “Constructive Discharge” are provided above under the sections captioned “Employment Agreements and Other Arrangements — Definition of Cause” and “Discussion of Change-in-Control Provisions.”

(b)
Lump sump severance payments due to death or disability, for each NEO, is based on actual annual incentives under the AIP in 2024. For Messrs. Ferraro and Linnen, lump sum severance payments, other than due to death or disability, is calculated as of December 31, 2024, based on base

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salary and target annual incentive and multiplied by 200%. For Messrs. Choi, Simhambhatla, and Ms. Martins, lump sum severance payments, other than due to death or disability, are calculated as of December 31, 2024, based on base salary multiplied by 200%, actual incentives earned under the AIP in 2024, and the annual amount of the Company's contribution towards medical and dental premiums.
(c)
The values of RSUs and PSUs were calculated assuming accelerated vesting as of December 31, 2024 and based on the closing price of our Common Stock of $80.61 on December 31, 2024. Additionally, values are based on actual vesting levels for the 2022 PSUs, and target vesting for the 2023 and 2024 PSUs, except for termination without cause or due to constructive discharge as applicable, which is disclosed at threshold except for Mr. Linnen. Descriptions of the accelerated vesting provisions are provided under “Employment Agreements and Other Arrangements.”

(d)
For Messrs. Ferraro and Linnen, reflects 24 months of continued health and dental, car benefits and financial planning. For Messrs. Choi, Simhambhatla, and Ms. Martins, reflects 12 months of continued participation in financial planning and car benefits, as applicable based on each Executive's participation in such programs as of December 31, 2024.

CEO Pay Ratio
Based on a review of our internal records, we believe that there has not been a change in our employee population or compensation arrangements that would significantly change our pay ratio disclosure as compared to last year. Therefore, for 2024, we relied on the same median employee identified for 2023 (the “Median Employee”) to calculate this year's pay ratio and calculated the total annual compensation for the Median Employee applying the same methodology used for our named executive officers, as set forth in the Summary Compensation Table above. Total compensation for 2024 for our CEO was $6,922,790. Our Median Employee's total compensation for 2024 was $41,901. The ratio of our CEO's pay to the pay of our Median Employee for 2024 is 165 to 1.

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Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are required to disclose the relationship between executive compensation actually paid (“CAP”) by us and our financial performance over the applicable time period of the disclosure.
Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO (a)(b) ($)	Compensation Actually Paid (CAP) to PEO (a)(c)(d) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(e)(f)($)	Average Compensation Actually Paid to Non-PEO NEOs (e)(g)($)	Total Shareholder Return (h)($)	Peer Group Total Shareholder Return (h)($)	Net income (loss)($)	Adjusted EBITDA (i)($)
2024	6,922,790	(7,135,061)	2,022,258	(1,595,196)	263.01	156.71	(1.817) billion	628 million
2023	10,274,921	17,022,638	3,535,130	5,335,554	578.37	154.31	1.635 billion	2.490 billion
2022	13,010,743	5,274,544	5,079,055	2,547,482	508.47	127.96	2.756 billion	4.133 billion
2021	8,594,555	64,815,057	3,344,194	21,392,900	643.21	155.22	1.283 billion	2.411 billion
2020	4,915,152	4,087,859	2,876,919	2,321,984	115.69	116.52	(684) million	(175) million

(a)	The PEO for each year is Mr. Ferraro.
(b)	Values reflect total compensation as shown in the Summary Compensation Table for each year shown.
(c)
In accordance with Item 402(v) of Regulation S-K, CAP is calculated first by subtracting the amounts shown in the Stock Awards column of the Summary Compensation Total for each applicable year. (For 2024, the Stock Award amount was $5,350,082. For prior years, the amount is set forth in the Summary Compensation Table shown elsewhere in this proxy or in the proxy statement for the applicable year.) Then the following adjustments are made to the calculation:

Year	Fair value at 12/31 of equity awards granted during the year and unvested at 12/31 ($)	Fair value at vesting of equity awards granted and vested in the year ($)	Change in fair value during the year of equity awards outstanding both on 1/1 and 12/31 ($)	Change in fair value during the year of equity awards outstanding on 1/1 that vested during the year ($)	Forfeitures of equity awards that had value on 1/1 that failed to vest during the year ($)
2024	2,859,882	—	(5,909,341)	(5,658,310)	—
2023	5,181,398	—	996,802	5,769,633	—
2022	8,197,914	—	(8,584,873)	850,627	—
2021	20,813,727	—	35,195,582	5,211,225	—
2020	2,608,091	699,225	(770,708)	(159,758)	—

(d)
In addition, for 2020, $81,463 of pension earnings in the Summary Compensation Total have been removed when calculating CAP, and no additional pension values have been included for any years as there are no service costs because the Avis Rent A Car System, LLC Pension Plan was frozen as of December 31, 1998.

(e)
The non-PEO NEOs for 2024 are Ms. Martins and Messrs. Choi, Simhambhatla and Linnen; for 2023 and 2022 are Messrs. Choi, Hees and Simhambhatla and Ms. Martins; for 2021 are Messrs. Choi, Hees, Sita, and Rankin; and for 2020 are Messrs. Choi, Hees, Rankin, North and Tucker and Ms. Martins.

(f)	Values reflect the average total compensation as shown in the Summary Compensation Table for the non-PEO NEOs for each year shown.
(g)
In accordance with Item 402(v) of Regulation S-K, CAP is calculated first by subtracting the average of the amounts shown in the Stock Awards column of the Summary Compensation Total for each applicable year. (For 2024, the individual Stock Award amounts were $1,725,002, $2,000,060, $900,050 and $650,098, respectively. For prior years, the amount is set forth in the Summary Compensation Table shown elsewhere in this proxy or in the proxy statement for the applicable year.) Then the following adjustments are made to the calculation:

Year	Fair value at 12/31 of equity awards granted during the year and unvested at 12/31 ($)	Fair value at vesting of equity awards granted and vested in the year ($)	Change in fair value during the year of equity awards outstanding both on 1/1 and 12/31 ($)	Change in fair value during the year of equity awards outstanding on 1/1 that vested during the year ($)	Forfeitures of equity awards that had value on 1/1 that failed to vest during the year ($)
2024	704,965	—	(1,848,540)	(1,155,076)	—
2023	1,818,532	—	263,742	1,618,281	—
2022	3,955,662	—	(1,719,420)	(980,296)	—
2021	6,595,092	—	11,794,300	1,534,325	—
2020	1,481,115	27,969	(172,866)	(91,304)	(89,236)

(h)
Total Shareholder Return (“TSR”) is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR reflects the Dow Jones US Transportation Average Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K under the Exchange Act and included in our 2024 Form 10-K.

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(i)
The Company-selected measure is Adjusted EBITDA, which is a non-GAAP financial metric. We define Adjusted EBITDA as income (loss) from continuing operations before non-vehicle related depreciation and amortization; long-lived asset impairment and other related charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; legal matters, net, which includes amounts recorded in excess of $5 million, related primarily to unprecedented self-insurance reserves for allocated loss adjustment expense, class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net; severe weather-related damages in excess of $5 million, net of insurance proceeds; and income taxes. This non-GAAP measure is a performance metric in our incentive programs, as described in the Compensation Discussion and Analysis section above.

Most Important Financial Measures
The financial measures determined to be most important by the Committee under our incentive compensation programs are as follows:

Adjusted EBITDA	Fixed Cost	Variable Cost	Net Promoter Score
Analysis of the Information Presented in the Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between CAP and the metrics presented in the Pay Versus Performance table.
For the period shown in the table above, the amount of CAP is aligned with the Company’s TSR. For this same period, our TSR has exceeded that of the peer group TSR presented in the table. The alignment of CAP with the Company’s TSR (and its relative TSR to the peer group) over the period presented is because a significant portion of the CAP is in the form of equity awards the value of which varies year to year for purposes of this table depending on the stock price (including for unvested awards). For example, given the significant change in the Company’s 2020 TSR of $115.69 compared to the Company’s 2021 TSR of $643.21, the amount of 2021 CAP significantly exceeds 2020. Since the Company’s 2022 TSR of $508.47 was lower than the Company’s 2021 TSR of $643.21, the amount of 2022 CAP declined, and since the Company’s 2023 TSR of $578.37 was higher than the Company’s 2022 TSR of $508.47, the amount of 2023 CAP increased. The Company’s 2024 TSR of $263.01 was lower than the Company’s 2023 TSR of $578.37, and the amount of 2024 CAP declined.
While the Company does not use net income as a performance measure in its executive compensation program, the measure of net income is correlated with the measure of Adjusted EBITDA, which is a performance goal under both the annual and long-term incentive compensation programs. As shown in the table above, the amount of CAP does not necessarily align with the Company’s net income and Adjusted EBITDA over the five years presented in the table, primarily as a result of the impact of stock price on the calculation of CAP (including for awards that remain unvested and unearned) as described above.

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Director Compensation
For 2024, our non-employee directors were eligible to receive an annual director retainer of $250,000. To reflect their additional responsibilities, the Lead Independent Director and the chairs and members of the Audit, Compensation and Corporate Governance Committees were also eligible to receive additional annual retainers in 2024 at the rates set forth below.

Annual Retainers ($)
Lead Independent Director	30,000
Audit Committee Chair	35,000
Audit Committee Member	15,000
Compensation Committee Chair	30,000
Compensation Committee Member	15,000
Corporate Governance Committee Chair	30,000
Corporate Governance Committee Member	12,000

Annual retainers described above (collectively, “Director Fees”) are paid (i) 50% in cash on a quarterly basis and (ii) 50% in the form of an annual RSU award with vesting scheduled on the one-year anniversary of the grant date, subject to an annual cap of 30,000 units.
Under the Company’s deferred compensation plan applicable to non-employee directors (the “NED Plan”), directors may elect to defer all or a portion of their Director Fees. Directors who elect to defer cash fees may choose from various investment choices similar to those available to the NEOs under our executive deferred compensation plan or may elect to receive an increased RSU award in lieu of some or all of such cash fees. Under the NED Plan, settlement of RSUs is automatically deferred. Such units convert on a one-on-one basis into the Company’s Common Stock upon termination of service, a change in control, or at a different time based on a director’s election. Directors can also elect settlement to occur on the scheduled vesting date.
Directors do not receive any meeting fees or any benefits such as life or medical insurance. Any member of the Board who is also an officer or employee of our Company does not receive compensation for serving as a director. Directors are eligible for limited matching of charitable contributions through the Avis Budget Group Charitable Foundation and are also eligible to purchase vehicles through the auto lease program we make available to our employees; however, such purchases do not result in an associated incremental cost to the Company.
Stock Ownership Guidelines
Minimum stock ownership guidelines require each non-employee director to acquire and hold designated levels of our Company’s Common Stock. Under these guidelines, our non-employee directors are required to retain a minimum of 50% of the net shares (net of taxes) awarded in connection with their director compensation, until reaching an ownership threshold of five times the annual cash retainer. Given the mandatory hold provision until the threshold is obtained, there is no specified deadline for achieving designated thresholds. Under these guidelines, stock ownership is defined to include stock owned by the director directly or indirectly, including any vested award deferred under the NED Plan. As of December 31, 2024, all current directors subject to these guidelines had exceeded such minimum ownership threshold other than Ms. Hariharan, who joined the Board effective January 1, 2022. As of December 31, 2024, SRS’s policies did not allow Mr. Pahwa to directly own any shares of the Company’s Common Stock, and he was therefore not subject to the Company’s stock ownership guidelines for 2024.

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2024 Director Compensation Table

Name of Director	Fees Earned or Paid In Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Pahwa, Jagdeep (d)	—	—	—	—	—
Hariharan, Anu	132,500	132,501	—	5,000	270,001
Hees, Bernardo (e)	76,503	76,486	—	5,000	157,989
Krominga, Lynn (f)	168,443	168,474	—	5,000	341,917
Lurie, Glenn	150,000	150,007	—	5,000	305,007
Sarma, Karthik (d)	—	—	—	—	—

(a)	Represents the cash portion of the Director Fees described above.
(b)
Represents the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. The number of stock units are determined by dividing the applicable portion of the Director Fees by the Company’s closing stock price on the date of grant (rounded to the nearest whole number of shares).

Outstanding stock awards (including unvested RSU awards and deferred stock units under the NED Plan, together with underlying dividend equivalent stock units (“DEUs”), for the Company’s non-employee directors at fiscal year-end are as follows: for Ms. Hariharan, 2,470; for Mr. Hees, 2,280; for Ms. Krominga, 29,809; and for Mr. Lurie, 14,334. In addition, Mr. Hees held the following number of unvested PSUs granted when Mr. Hees was Executive Chairman (together with underlying DEUs) : 12,178 for PSUs granted in 2022 and 5,048 for PSUs granted in 2023, reflected at the actual achievement level of 112.5% and threshold achievement level, respectively.
(c)
Includes discretionary matching contributions available through The Avis Budget Group Charitable Foundation for all non-employee directors. For Mr. Hees, who was employed as Executive Chairman of the Board through May 22, 2024, amount excludes compensation for service as Executive Chairman, which in 2024 consisted of: (i) base salary of $193,989 pro-rated based on an annual rate of $500,000 for the period of the year in which he held such role; and (ii) other compensation of $12,868, comprised of Company matching contributions under the Company’s 401(k) Plan and annual physical examination.

(d)	Mr. Pahwa and Mr. Sarma waived compensation for Board service for 2024.
(e)
Following his resignation as Executive Chairman on May 22, 2024, Mr. Hees continues to serve as a member of the Board. The compensation in this table represents his non-employee director compensation after such date.

(f)	Ms. Krominga was appointed Lead Independent Director, effective February 8, 2024.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee, which administers the Company’s executive compensation policies and programs, is comprised entirely of independent directors: Karthik Sarma (Chair), Lynn Krominga and Glenn Lurie. No member of the Compensation Committee is or was formerly an officer or employee of the Company or any of the Company’s subsidiaries. See “Corporate Governance—Related Person Transactions” above for certain transactions involving the Company in which Mr. Sarma, in his capacity as Managing Partner at SRS, may potentially be deemed to have an indirect interest. In addition, none of our executive officers serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

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Report of Audit Committee
Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.
In performing its oversight function, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the Audit Committee has received the written disclosures and letter required from the independent auditors by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the evaluations of the Company’s internal controls.
Based on the reviews and discussions referred to above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The Audit Committee also has recommended the selection of the Company’s independent registered public accounting firm for fiscal year 2025.
THE AUDIT COMMITTEE
Glenn Lurie, Chair
Lynn Krominga
Anu Hariharan

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Proposal No. 2
Ratification of Appointment of Auditors
The Audit Committee’s Charter provides that the Audit Committee is responsible for:
•
appointing, compensating and overseeing the work performed by our independent auditors related to the audit of our annual consolidated financial statements and internal controls over financial reporting; and

•	evaluating the qualifications, performance and independence of our independent auditors with the assistance of management.
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte has served as our independent registered public accounting firm since 1997. Prior to appointing Deloitte for 2025, the Audit Committee considered Deloitte’s tenure, technical expertise, capabilities as independent auditors, industry knowledge and communication with the Audit Committee, and also considered the impact on the Company of changing independent auditors.
The lead engagement partner from Deloitte is required to be rotated every five years. The process for selecting a new lead engagement partner includes a meeting between the Audit Committee Chair and the candidate for this role, as well as discussion by the full Audit Committee and with senior management. A new lead engagement partner from Deloitte was selected in 2025 in connection with the partner rotation process.
A representative of Deloitte is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of shareholders.
Principal Accounting Firm Fees. Fees billed to the Company by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2024 and 2023 were as follows:

	Fee (in thousands)
Type of Fees	2024	2023
Audit Fees	$10,414	$8,903
Audit-Related Fees	$31	$33
Tax Fees	$2,172	$4,669
All Other Fees	$—	$—

Audit Fees. The aggregate audit fees primarily relate to the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 and for the reviews of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other attest services, including services related to regulatory and statutory filings and financings.
Audit-Related Fees. The aggregate audit-related fees for 2024 and 2023 primarily relate to audits of employee pension and benefit plans.
Tax Fees. The aggregate fees billed for tax services for the fiscal years ended December 31, 2024 and 2023 relate to tax compliance, tax advice and tax planning. For the fiscal years ended December 31, 2024 and 2023, approximately $1.0 million and $0.8 million, respectively, of such fees related to U.S. and foreign tax return compliance and approximately $1.2 million and $3.9 million, respectively, related to tax advice and tax planning.
All Other Fees. There were no other fees for the fiscal year ended December 31, 2024 or December 31, 2023.
The Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence.
The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as described below.
All services performed by the independent registered public accounting firm in 2024 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related,

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tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. At the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the ensuing fiscal year is presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee no later than the next regularly scheduled meeting for any interim approvals granted.
On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services for the fiscal year.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances.
The Audit Committee has also adopted a policy prohibiting the Company from hiring the Deloitte Entities’ personnel who have been directly involved in performing auditing procedures or providing accounting advice to the Company within a specified period of time in any role in which such person would be in a position to influence the contents of the Company’s consolidated financial statements.
Although not required by the Company’s By-laws or otherwise, the Board of Directors is submitting for shareholder ratification the selection of Deloitte as the Company’s independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2025.

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Proposal No. 3
Advisory Approval of Executive Compensation
As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve an advisory resolution to approve the compensation of our named executive officers as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this Proxy Statement. We currently conduct an advisory vote on the approval of the compensation of our named executive officers each year, and expect the next such advisory vote will take place at our 2026 annual meeting of shareholders.
This vote is advisory and, therefore, will not be binding on the Company, the Compensation Committee or our Board of Directors, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and our Board of Directors value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and our Board of Directors will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

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Proposal No. 4
Approval of Charter Amendment to Remove the Supermajority Vote Requirement to Make Certain Amendments to the Charter
Background of Management Amendment Proposals
As part of its annual review process, the Board reviewed the Company’s corporate governance documents with the aim of ensuring that they, including the Charter, reflect market practice and a balance of shareholder rights appropriate for the interests of all shareholders of the Company. As a result of this review, the Board has approved, and recommended that shareholders approve, a number of amendments to the Charter, which are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement. Specifically, the Board has recommended the shareholders approve amendments to the Charter to (i) remove voting provisions that require supermajority shareholder approval for certain items, and lower, or otherwise align, the applicable vote standard with the majority vote standards under default Delaware law (proposals 4-7) and (ii) modernize our Charter (proposals 8-9), to achieve greater consistency with the market practice of other large public companies.
We are submitting these amendments to our shareholders as separate items so that our shareholders are able to express their views on each amendment separately. While the proposals are related together in substance, none of these proposals is conditioned on or otherwise requires the approval of any other. For convenience, set forth in Appendix A to this Proxy Statement is a form of the full Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. If all of proposals 4, 5, 6, 7, 8 and 9 are approved, there will no longer be any supermajority stockholder voting requirements in our Charter, including no applicable supermajority vote requirements set forth under Delaware law (other than for certain interested stockholder transactions under Section 203 of the Delaware General Corporation Law (the “DGCL”). The Board may abandon any or all of the amendments proposed in proposals 4-9 in its own discretion at any time prior to filing a certificate of amendment reflecting such proposed amendment or amendments with the state of Delaware.
Amendment Proposal and Reasons for Amendment
Our Charter currently contains a supermajority voting provision in Article 9(h) requiring the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote to amend the provisions of the Charter related to (i) election of directors, (ii) shareholder nomination of director candidates, (iii) newly created directorships or vacancies, (iv) shareholder action, (v) By-law amendments and (vi) amendments to Article 9(h) of the Charter. The proposed amendment to our Charter would delete Article 9(h), thereby lowering the required vote standard for such Charter amendments to the default standard under Delaware law, which is the affirmative vote of the majority of the outstanding stock entitled to vote thereon.
The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Charter and determined that it is in the best interests of the Company and its shareholders to approve the proposed amendment removing Article 9(h). In particular, the Board believes that this supermajority voting provision is unduly restrictive of shareholder participation in the corporate governance matters described above, outweighing the stability that the provision is intended to facilitate. The Board also considered that a shareholder submitted to the Company a proposal seeking the elimination of supermajority voting provisions and that similar proposals have been supported by shareholders at many other companies. The Board believes that removing Article 9(h) would enable the Company’s shareholders to more easily approve amendments to the Charter, while still maintaining the balance that such amendments should reflect the majority view of all of the shareholders. Further, we believe this would be consistent with current corporate governance best practices and the governance practices of many of our peer companies.
The Board believes that this amendment, taken together with the other Charter amendments presented in proposals 5, 6 and 7 of this Proxy Statement, will expand our shareholders’ ability to have their voices heard on important governance matters, in a way that is carefully tailored to the governance structure and needs of our Company.
If this proposal is approved, Article 9(h) of the Charter will be deleted in its entirety as follows, with text to be deleted shown as ~~struck out.~~

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Article 9(h):
~~h.~~
~~Amendment, Repeal~~. ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or repeal, Article 9 a., c., d., f., g., or h.~~

Vote Required; Impact of the Proposal
The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote generally in election of directors, voting together as a single class, is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.
If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER SET FORTH ABOVE.

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Proposal No. 5
Approval of Charter Amendment to Revise the Vote Requirements for Certain By-law Amendments
Background of Management Amendment Proposals
As described above, the Board has recommended that shareholders approve a number of amendments to the Charter. These amendments are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement, and for convenience, set forth in Appendix A to this proxy statement is a form of the Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. However, none of these proposals is conditioned on or otherwise requires the approval of any other.
Amendment Proposal and Reasons for Amendment
Our Charter currently contains two voting provisions in Article 9(g) requiring the affirmative vote of the holders of (i) at least 80% of the voting power of all shares of the Company to amend Sections 1, 2 and 3 of Article II of the By-laws (the provisions relating to the calling of annual and special meetings and the inability of shareholders to act by written consent) and (ii) a majority of the voting power of all shares of the Company to amend Sections 1, 2 and 3 of Article III of the By-laws (provisions relating to the number, election and terms of directors, newly created directorships and vacancies, and removal of directors). The proposed amendment to our Charter would delete these two voting provisions in Article 9(g), after which our Board of Directors could amend such sections of our By-laws without shareholder approval, or our shareholders could amend such sections of our By-laws with the approval of the majority of shares present in person or represented by proxy at a meeting called for such purpose and entitled to vote thereon.
Similar to proposal 4, the Board has carefully considered the advantages and disadvantages of maintaining the current voting provisions in our Charter and determined that it is in the best interests of the Company and its shareholders to approve the proposed amendment removing the voting provisions in Article 9(g). In particular, the Board believes that these two voting provisions are unduly restrictive of shareholder and Board action in the corporate governance matters described above, outweighing the stability that the provisions are intended to facilitate. The Board also considered that a shareholder submitted to the Company a proposal seeking the elimination of supermajority voting provisions and that similar proposals have been supported by shareholders at many other companies. The Board believes that removing the voting provisions in Article 9(g) would enable the Company’s shareholders and Board to more easily approve amendments to the By-laws and would be consistent with current corporate governance best practices, the governance practices of many of our peer companies and Delaware law requirements.
The Board believes that this amendment, taken together with the other Charter amendments presented in proposals 4, 6 and 7 of this Proxy Statement, will expand our shareholders’ ability to have their voices heard on important governance matters, in a way that is carefully tailored to the governance structure and needs of our Company.
If this proposal is approved, Article 9 of the Charter will be modified as follows, with text to be deleted shown ~~struck out~~.
Article 9(g):
g.
By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. ~~Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.~~

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Related Changes to the By-laws
The Board plans to adopt corresponding amendments to the By-laws (subject to the proposed amendment being approved by our shareholders), which will permit our Board of Directors to amend our By-laws by majority vote, and permit our shareholders to amend our By-laws with the approval of the majority of shares present in person or represented by proxy at a meeting called for such purpose and entitled to vote thereon.
Vote Required; Impact of the Proposal
The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote generally in election of directors, voting together as a single class, is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.
If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER SET FORTH ABOVE.

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Proposal No. 6
Approval of Charter Amendment to Revise the Vote Requirement for Removal of Directors
Background of Management Amendment Proposals
As described above, the Board has recommended that shareholders approve a number of amendments to the Charter. These amendments are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement, and for convenience, set forth in Appendix A to this proxy statement is a form of the Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. However, none of these proposals is conditioned on or otherwise requires the approval of any other.
Amendment Proposal and Reasons for Amendment
Our Charter contains a voting provision in Article 9(e) requiring the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote to remove directors. The proposed amendment to our Charter would modify Article 9(e) to align the voting standard to the default standard under Delaware law, which is the affirmative vote of the majority of shares then entitled to vote at an election of directors.
Similar to proposals 4 and 5, the Board has carefully considered the advantages and disadvantages of maintaining the current voting provisions in our Charter and determined that it is in the best interests of the Company and its shareholders to approve the proposed amendment to align the voting provision in Article 9(e) with the default vote standard required under the DGCL for the removal of directors. The Board also considered that a shareholder submitted to the Company a proposal seeking the elimination of supermajority voting provisions and that similar proposals have been supported by shareholders at many other companies. While we believe that both standards are substantially equivalent vote requirements under the Company’s current capital structure, the Board believes that aligning our vote standard with that specified in the DGCL will provide clarity for our shareholders. The Board believes that this amendment would be consistent with current corporate governance best practices and the governance practices of many of our peer companies.
The Board believes that this amendment, taken together with the other Charter amendments presented in proposals 4, 5 and 7 of this Proxy Statement, will expand our shareholders’ ability to have their voices heard on important governance matters, in a way that is carefully tailored to the governance structure and needs of our Company.
If this proposal is approved, Article 9 of the Charter will be modified as follows, with text to be added shown double underlined and text to be deleted shown ~~struck out~~.
Article 9(e):
e.
Removal of Directors. Any Director may be removed from office with or without cause only by the affirmative vote of the holders of a majority of the ~~combined voting power of the then outstanding shares of stock~~shares then entitled to vote ~~generally in~~on the election of ~~Directors voting together as a single class~~directors.

Related Changes to the By-laws
The Board plans to adopt corresponding amendments to the By-laws (subject to the proposed amendment being approved by our shareholders) to lower the voting standard for removal of directors to the default standard under Delaware law, which is the affirmative vote of the majority of shares then entitled to vote at an election of directors.
Vote Required; Impact of the Proposal
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.
If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER SET FORTH ABOVE.

55

Proposal No. 7
Approval of Charter Amendment to Revise the Approval Requirements Related to Certain Business Combinations and Transactions Involving Interested Shareholders
Background of Management Amendment Proposals
As described above, the Board has recommended that shareholders approve a number of amendments to the Charter. These amendments are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement, and for convenience, set forth in Appendix A to this proxy statement is a form of the Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. However, none of these proposals is conditioned on or otherwise requires the approval of any other.
Amendment Proposal and Reasons for Amendments
Article 10 of our Charter currently imposes a supermajority shareholder vote requirement on certain significant transactions involving both the Company and the Company’s interested shareholders, where such transaction does not meet certain protective price and procedure requirements and has not been approved by the disinterested directors of our Board. Article 10(f) also requires the affirmative vote of this same supermajority, i.e., holders of 80% of the outstanding shares of our common stock entitled to vote, to amend Article 10.
The proposed amendments to our Charter would delete the supermajority voting provision in Article 10 and replace it with a simple requirement that business combinations and transactions involving interested shareholders be approved by a majority of disinterested directors. The amendments would also correspondingly modify Article 10(f) to require the same threshold in order to modify the voting standard in case an amendment of the provision is sought in connection with a business combination or transaction involving interested shareholders. Because any amendment to our Charter requires approval by our shareholders pursuant to the DGCL, if this amendment is passed, any amendment to this Charter provision in the future that is sought in connection with a business combination or interested transaction would require both the approval by a majority of the disinterested directors of our Board and the affirmative vote of the majority of the outstanding stock entitled to vote thereon.
The proposed amendments also include certain other changes to Article 10 of the Charter consisting of (1) removing pricing and procedure requirements and (2) updating defined terms and section references throughout to streamline and conform to the above amendments.
Similar to proposals 4, 5 and 6, the Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Charter and determined that it is in the best interests of the Company and its shareholders to approve the proposed amendment to remove the supermajority voting provisions in Article 10 to approve business combinations and transactions involving interested shareholders and to amend Article 10. The Board believes that a supermajority shareholder approval requirement for interested transactions can be protective of the Company’s shareholders. However, the voting standard reflected by this provision is so high that it is difficult to achieve in practice, and accordingly, the provision incentivizes structuring potential interested transactions in a way that utilizes the two existing exemptions from the stockholder approval requirement. The Board believes that the interests of all shareholders would be best served by a provision requiring that the disinterested directors of the Board, acting in accordance with their fiduciary duties owed to our shareholders, consider all potential interested transactions and structure them in a manner that they deem to be in the best interests of our shareholders, taking into account all features of the transaction and not simply the price and procedure requirements previously established in our Charter. The Board also believes that these amendments would be consistent with current corporate governance best practices and the governance practices of many of our peer companies for addressing potential conflicted transactions.
The Board believes that this amendment, taken together with the other Charter amendments presented in proposals 4, 5 and 6 of this Proxy Statement, will eliminate unnecessary supermajority voting requirements, in a way that is carefully tailored to the governance structure and needs of our Company.
Further, the Board considered certain further changes to Article 10 of the Charter to (1) remove pricing and procedure requirements and (2) update defined terms and section references throughout to streamline and conform to the above amendments, and determined that it is in the best interests of the Company and its shareholders to approve such amendments in Article 10.

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If this proposal is approved, Article 10 of the Charter will be modified as follows, with text to be added shown double underlined and text to be deleted shown ~~struck out~~.
Article 10:
10.	~~(a)~~ Vote Required for Certain Business Combinations.
~~A~~a.
~~Higher~~ Vote ~~for Certain Business Combinations~~ of Disinterested Directors. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided herein, each of the transactions in clauses (1) through (5) below (each a “Business Combination”) shall require the approval of a majority of the Disinterested Directors (as hereinafter defined):

1.
any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2.
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10 million or more; or

3.
the issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or to any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or

4.	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
5.
any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder~~; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for the purposes of Article 10, each share of the Voting Stock shall have one vote). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~B.~~
~~Definition of “Business Combination”. The term “Business Combination” used in this Article 10 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A hereof.~~

~~(b)~~
~~When Higher Vote is Not Required. The provisions of Article 10(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:~~

~~A.~~	~~Approval by Disinterested Directors~~. The Business Combination shall have been approved by majority of the Disinterested Directors (as hereinafter defined).

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~~B.~~	~~Price and Procedure Requirements. All of the following conditions shall have been met:~~
~~i.~~
~~The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~a.~~
~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~

~~b.~~
~~the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Paragraph 10 as the “Determination Date”), whichever is higher.~~

~~ii.~~
~~The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following:~~

~~a.~~
~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~

~~b.~~	~~the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~
~~iii.~~
~~The consideration to be received by holders of Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for any Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Article 10(b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.~~

~~iv.~~
~~After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combinations: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

(~~c~~b)	Certain Definitions. For the purpose of this Article 10:
~~A~~1.	A “person” shall mean any individual, firm, corporation or other entity.
~~B~~2.	“Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:
i.	is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or
ii.
is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

58

iii.
is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

~~C~~3.	A person shall be a “beneficial owner” of any Voting Stock:
i.	which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or
ii.
which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

iii.
which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

~~D~~4.
For the purpose of determining whether a person is an ~~interested~~Interested Stockholder ~~pursuant to paragraph B of~~ under this Article 10, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned through application of ~~paragraph C of the~~ Article 10(~~c~~b)(3) above but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

~~E~~5.
“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as ~~in effect on January 1, 1985~~amended.

~~F~~6.
“Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder ~~set forth in paragraph B of~~under this Article 10~~(c)~~, the term “Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

~~G~~7.
“Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

~~H~~8.
“Fair Market Value” means: (i) in the case of stock, ~~the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or,~~ if such stock is then listed on an exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the ~~Composition Tape for New York Stock Exchange—Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the~~ principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange ~~or quoted as aforesaid~~, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors, in good faith.

~~I.~~
~~In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs B(i) and (ii) of Article 10(b) shall include the shares of Common Stock retained by the holders of such shares.~~

~~J~~9.	“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as ~~in effect on January 1, 1985~~ amended.
10.	“Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

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(~~d~~c)
Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article 10 on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for an issuance of transfer of securities by the Corporation or any Subsidiary in any Business Combination has, or an issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article 10.

(~~e~~d)
No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 10 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(~~f~~e)
Amendment, Repeal, etc. ~~Notwithstanding any other provisions of~~In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation or the By-Laws ~~(and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions~~, any amendment or repeal of, or the adoption of any provision inconsistent with, this Article 10 in connection with a Business Combination shall require the approval of a majority of the Disinterested Directors.

Vote Required; Impact of the Proposal
The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote generally in election of directors, voting together as a single class, is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.
If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER SET FORTH ABOVE.

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Proposal No. 8
Approval of Charter Amendment to Allocate the Voting Privileges Over Amendments Solely Affecting Holders of Preferred Stock
Background of Management Amendment Proposals
As described above, the Board has recommended that shareholders approve a number of amendments to the Charter. These amendments are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement, and for convenience, set forth in Appendix A to this proxy statement is a form of the Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. However, none of these proposals is conditioned on or otherwise requires the approval of any other.
Amendment Proposal and Reasons for Amendment
Our Charter currently allows all holders of any shares of the Company’s stock, common or preferred, to vote on Charter amendments, even if such amendments would affect only holders of preferred stock. The proposed amendment to our Charter would add a provision to Article 4(A)(1) to the effect that, except as required by law, holders of common stock may not vote on amendments solely affecting the rights of preferred stock if such holders of preferred stock have the right to vote on such changes.
While the Company does not currently have any shares of preferred stock outstanding, the Board of Directors believes the proposed amendment is advisable and in the best interests of the Company and its shareholders because it protects the interests of potential future holders of preferred stock from being influenced by shareholders that do not hold any preferred stock related to the matter at issue. While it does restrict the rights of the holders of our common stock, such restriction does not affect the rights of the holders of our common stock to vote on matters affecting them as common shareholders. Further, the restriction on the voting rights of holders of our common stock is specifically limited to such right to vote as would not otherwise be required by law. The Board believes the proposed amendment strikes the appropriate balance between the interests of the holders of the Company’s common stock, on the one hand, and holders of the Company’s preferred stock, on the other. The Board also believes that limiting the right to vote by holders of common stock on matters solely affecting holders of preferred stock would be consistent with current corporate governance best practices and the governance practices of many of our peer companies.
If this proposal is approved, Article 4(A)(1) of the Charter will be modified as follows, with text to be added shown double underlined.
Article 4(A)(1):
The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
1.
Voting. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock entitled to vote thereat held by such stockholder. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock designated per Section B below and any other amendment thereto) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

Vote Required; Impact of the Proposal
The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.

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If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER SET FORTH ABOVE.

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Proposal No. 9
Approval of Charter Amendment to Provide for Officer Exculpation as Permitted by Delaware Law and to Make Certain Housekeeping Amendments
Background of Management Amendment Proposals
As described above, the Board has recommended that shareholders approve a number of amendments to the Charter. These amendments are set forth in proposals 4, 5, 6, 7, 8 and 9 in this Proxy Statement, and for convenience, set forth in Appendix A to this proxy statement is a form of the Restated Certificate of Incorporation that would be adopted should all of proposals 4, 5, 6, 7, 8 and 9 be approved. However, none of these proposals is conditioned on or otherwise requires the approval of any other.
Amendment Proposal and Reasons for Amendment
The DGCL permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and our Charter currently reflects those limitations. Effective August 1, 2022, the DGCL was amended to permit Delaware corporations to amend their certificates of incorporation, subject to shareholder approval, to also limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty), subject to certain additional limitations.
The proposed amendments to the Company’s Charter providing for officer exculpation would implement the new DGCL provisions permitting exculpation of officers similar to the exculpation provisions that already exist for directors in Article 11 of the Charter. The proposed amendments would only permit exculpation of officers for direct claims for breaches of the duty of care, as opposed to derivative claims made by shareholders on behalf of the Company, and, like the director exculpation provision, would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Similar to what is provided for director exculpation, proposed amendments provide that if the DGCL is further amended to eliminate or limit the personal liability of officers, the liability of officers will be limited to the fullest extent permitted by law, as so amended.
The Board of Directors believes the proposed amendments are advisable and in the best interests of the Company and its shareholders because they strike a balance between shareholders’ interest in officer accountability and shareholders’ interest in our ability to attract and retain qualified officers and to reduce litigation and insurance costs associated with lawsuits. In the absence of such exculpation protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL would empower officers to exercise their business judgment in furtherance of shareholder interests without the potential for distraction posed by the risk of personal liability.
In determining that the proposed amendments are in the best interests of the Company and its shareholders, the Board took into account the narrow class and type of claims for which officers would be exculpated and the benefits the Board believes would accrue to the Company and its shareholders, including enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits. The Board recommends that shareholders vote to approve the proposed amendments.
The Company is also asking shareholders to approve non-substantive ministerial amendments to the Company’s Charter to: delete provisions related to prior reverse stock split and arrangements with creditors and add a conventional provision on distribution of assets in the case of a dissolution, liquidation or wind up of the Company; delete obsolete references related to the prior declassification of the Board of Directors; and revise immaterial provisions for the passage of time and consistency and make streamlining and conforming updates to the Charter throughout.
If proposal 9 is approved, the Charter will be modified as follows, with text to be added shown double underlined and text to be deleted shown ~~struck out~~.

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Title:
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF ~~CENDANT CORPORATION~~
AVIS BUDGET GROUP, INC.
Lead-in:
~~Cendant Corporation~~Avis Budget Group, Inc., a corporation organized and existing under the ~~laws~~General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
(1)	The name of the Corporation is ~~Cendant Corporation~~Avis Budget Group, Inc.
(2)
The name under which the Corporation was originally incorporated was Comp-U-Card of America, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 1974.

(3)	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
(4)	The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:
Article 3:
3.	The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended (the “DGCL”).
Article 4.A:
The Corporation shall have the authority to issue shares of Common Stock in one series. Such series of Common Stock shall be designated as Common Stock. ~~When the filing of this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock (previously classified as Cendant Corporation-CD Common Stock) (and outstanding certificates that had theretofore represented shares of Cendant Corporation-CD Common Stock) outstanding immediately prior thereto shall automatically be reclassified as one share of Common Stock (and outstanding certificates that had theretofore represented shares of Cendant Corporation-CD Common Stock shall thereupon represent an equal number of shares of Common Stock despite the absence of any indication thereon to that effect).~~
Article 4.C:
C.	~~Reverse Stock Split~~Dissolution, Liquidation or Winding Up
Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.
~~1.~~
~~Upon this amendment becoming effective (the “Effective Time”), a one-for-ten reverse stock split of each of the par value $0.01 Common Stock (“Old Common Stock”) shall become effective, such that (a) every ten (10) shares of $0.01 par value Old Common Stock of the Corporation either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, will be automatically reclassified, combined and converted into one (1) share of $0.01 par value Common Stock of the Corporation.~~

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~~2.~~
~~Notwithstanding the immediately preceding sentence, no fractional shares of Common Stock shall be issued to holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the then fair value per share of Common Stock, as applicable, as determined by the Board of Directors of the Corporation.~~

~~3.~~
~~Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock, as applicable, shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock, as applicable, represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of Common Stock, as set forth above).~~

Article 7:
~~7.~~
~~Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.~~

Article 8:
~~8~~7.
Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Article 9: All references in Article 9 to “Article 9” will be replaced with “Article 8” in addition to the below changes:
~~9~~8.
For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

a.	Election of Directors. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
b.
Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the ~~By-laws. From and after the annual meeting of stockholders to be held in 2004, the~~By-Laws. The Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in the year following the year of their election, with the members to hold office until their successors are elected and qualified~~; provided that the term of any Director appointed prior to the annual meeting of stockholders held in 2004 shall be unaffected~~. At each annual meeting of the stockholders of the Corporation, the Directors whose term expires at that meeting shall be elected to office for a term expiring at the annual meeting of stockholders held in the year following the year of their election.

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Article 10: All references in Article 10 to “Article 10” will be replaced with “Article 9”.
Article 11:
~~11.~~
~~No~~10. To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article ~~11~~10 shall not eliminate or limit the liability of a director or officer to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article ~~11~~10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Article 12:
~~12.~~	~~This Amended and Restated Certificate of Incorporation shall be effective as of 5:00 p.m. Eastern Standard Time on September 1, 2006.~~
Vote Required; Impact of the Proposal
The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares. Abstentions and broker non-votes will have the same effect as a vote against such proposal.
If our shareholders approve the proposed amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the amendment set forth above. However, even if the proposed amendment is approved, the Board may abandon such proposed amendment in its own discretion at any time prior to filing such Certificate of Amendment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENTS TO THE COMPANY’S CHARTER SET FORTH ABOVE.

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Shareholder Proposals for 2026 Annual Meeting
Proposals received from shareholders are given careful consideration by the Company. Shareholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company’s proxy statement for the 2026 annual meeting of shareholders if they are received by the Company on or before November 27, 2025. Any proposal should be directed to the attention of the Corporate Secretary, Avis Budget Group, Inc., 379 Interpace Parkway, Parsippany, N.J. 07054. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at the 2026 annual meeting of shareholders, such proposal must be received by the Company not later than the last date for submission of shareholder proposals under the By-laws. In order for a proposal (other than nominations of directors) to be timely under the By-laws, it must be received not less than sixty days (i.e., March 15, 2026) nor more than ninety days (i.e., February 13, 2026) before the anniversary date of the immediately preceding annual meeting of shareholders. In order for a director nomination to be timely under the By-laws, it must be received not less than ninety days (i.e., February 13, 2026) before the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting of shareholders is called for a date that is not within twenty-five days before or after the anniversary date of the immediately preceding annual meeting of shareholders, notice of a shareholder proposal in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever occurs first. Shareholders who intend to solicit proxies in reliance on the SEC's universal proxy rule for director nominees submitted under the advance notice requirements of our By-laws must comply with the additional requirements of Rule 14a-19(b) no later than March 15, 2026.
Additional Information
Additional Copies. If you share an address with other shareholders of the Company, you may receive a single copy of the proxy materials (including a copy of the Proxy Statement and the 2024 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify the Company by sending a written request to Avis Budget Group, Inc., 379 Interpace Parkway, Parsippany, N.J. 07054, Attention: Corporate Secretary, or by calling (973) 496-4700 and selecting the “Investor Relations” option. You should also follow these steps to notify your broker or us, as applicable, if you currently receive multiple copies of the proxy materials and wish to instead participate in householding.
Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of Common Stock. The Company has hired Innisfree M&A Incorporated to aid in the solicitation of proxies. We estimate that the fee for Innisfree M&A Incorporated will be up to $17,500 plus the reimbursement of reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.
By Order of the Board of Directors

JEAN M. SERA
Corporate Secretary
Dated: March 27, 2025

67

Appendix A
~~AMENDED AND~~ RESTATED
CERTIFICATE OF INCORPORATION
OF ~~CENDANT CORPORATION~~
AVIS BUDGET GROUP, INC.
~~Cendant Corporation~~Avis Budget Group, Inc., a corporation organized and existing under the ~~laws~~General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
(1)	The name of the Corporation is ~~Cendant Corporation~~Avis Budget Group, Inc.
(2)
The name under which the Corporation was originally incorporated was Comp-U-Card of America, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 1974.

(3)	The Amended and Restated Certificate of Incorporation was duly adopted on September 5, 2006.
(~~3~~4)	This ~~Amended and~~ Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
(~~4~~5)	The text of the Amended and Restated Certificate of Incorporation of the Corporation ~~as amended~~is hereby ~~is~~ restated to read in its entirety, as follows:
1.	The name of the Corporation is Avis Budget Group, Inc. (hereinafter, the “Corporation”).
2.
The address of its registered office in the State of Delaware is Corporation Service Company, ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.	The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended (the “DGCL”).
4.	Capital Stock
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000, consisting of (i) 250,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). No stockholder shall have any preemptive right to subscribe to or purchase any additional shares of stock of the Corporation or any securities convertible into any such shares or representing a right or option to purchase any such shares.
A.	Common Stock
The Corporation shall have the authority to issue shares of Common Stock in one series. Such series of Common Stock shall be designated as Common Stock. ~~When the filing of this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock (previously classified as Cendant Corporation-CD Common Stock) (and outstanding certificates that had theretofore represented shares of Cendant Corporation-CD Common Stock) outstanding immediately prior thereto shall automatically be reclassified as one share of Common Stock (and outstanding certificates that had theretofore represented shares of Cendant Corporation-CD Common Stock shall thereupon represent an equal number of shares of Common Stock despite the absence of any indication thereon to that effect).~~
The total number of shares of Common Stock which the Corporation shall have the authority to issue shall initially be 250,000,000. The Board of Directors shall have the authority to increase or decrease from time to time the total number of shares of Common Stock which the Corporation shall have the authority to issue, but not above the number which would exceed the total number of shares of Common Stock that the Corporation has the authority to issue, and not below the number of shares of Common Stock then outstanding.

A-1

The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
1.
Voting. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock entitled to vote thereat held by such stockholder. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Preferred Stock designated per Section B below and any other amendment thereto) (the “Certificate of Incorporation”) that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

2.	No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
3.
Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this ~~Amended and Restated~~ Certificate of Incorporation~~, as it may be amended from time to time~~, holders of shares of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

B.	Preferred Stock
The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of Preferred Stock in one or more series, to fix the number of shares in each such series (subject to the aggregate limitations thereon in this Article) and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series. The authority of the Board of Directors with respect to each such series shall include determination of the following (which may vary as between the different series of Preferred Stock):
a.	The number of shares constituting the shares and the distinctive designation of the series;
b.	The dividend rate on the shares of the series and the extent, if any, to which dividends thereon shall be cumulative;
c.
Whether shares of the series shall be redeemable and, if redeemable, the redemption price payable on redemption thereof, which price may, but need not, vary according to the time or circumstances of such redemption;

d.
The amount or amounts payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

e.
Whether the shares of the series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund;

f.
Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

A-2

g.
The extent, if any, to which the holders of shares of the series shall be entitled to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders of the Corporation;

h.
Whether, and the extent to which, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of the ~~Amended and Restated~~ Certificate of Incorporation ~~or of any amendment thereto~~, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors; and

i.
Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable, which shall not affect adversely any other class or series of Preferred Stock at the time outstanding and which shall not be inconsistent with the provisions of this ~~Amended and Restated~~ Certificate of Incorporation.

Shares of Common Stock and of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration, not less than par value, as shall be fixed by the Board of Directors. No consent by any series of Preferred Stock shall be required for the issuance of any other series of Preferred Stock unless the Board of Directors in the resolution providing for the issuance of any series of Preferred Stock expressly provides that such consent shall be required.
Subject to the rights, if any, of holders of shares of Preferred Stock from time to time outstanding, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.
Except as otherwise provided by law or as otherwise expressly provided in the resolution or resolutions providing for the issuance of shares of any series of the Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of shares of Common Stock of the Corporation entitled at any time to vote shall have one vote for each share thereof held. Except as otherwise provided with respect to shares of Preferred Stock authorized from time to time by the Board of Directors, the exclusive voting power for all purposes shall be vested in the holders of shares of Common Stock.
C.	~~Reverse Stock Split~~Dissolution, Liquidation or Winding Up
Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.
~~1.~~
~~Upon this a mendment becoming effective (the “Effective Time”), a one-for-ten reverse stock split of each of the par value $0.01 Common Stock (“Old Common Stock”) shall become effective, such that (a) every ten (10) shares of $0.01 par value Old Common Stock of the Corporation either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, will be automatically reclassified, combined and converted into one (1) share of $0.01 par value Common Stock of the Corporation.~~

~~2.~~
~~Notwithstanding the immediately preceding sentence, no fractional shares of Common Stock shall be issued to holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the Corporation shall pay cash equal to such fraction multiplied by the then fair value per share of Common Stock, as applicable, as determined by the Board of Directors of the Corporation.~~

~~3.~~	~~Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock, as applicable, shall, from and after the Effective Time, automatically and without~~

A-3

~~the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock, as applicable, represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of Common Stock, as set forth above).~~
5.	The Corporation is to have perpetual existence.
6.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
a.	To make, alter, or repeal the By-Laws of the Corporation.
b.	To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
c.	To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
d.
Subject to the provisions of the By-Laws, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the provisions of the By-Laws, the Board of Directors may designate one or more directors as alternate members of any committee, who shall replace any absent or disqualified member at any meeting of the committee in the manner specified in such designation. Any such committee, to the extent provided in the resolution of the Board of Directors adopted in accordance with the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the ~~Amended and Restated~~ Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

e.
When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

~~7.~~
~~Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.~~

~~8~~7.
Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

A-4

~~9~~8.
For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and of its stockholders, it is further provided:

a.	Election of Directors. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
b.
Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the ~~By-laws. From and after the annual meeting of stockholders to be held in 2004, the~~By-Laws. The Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in the year following the year of their election, with the members to hold office until their successors are elected and qualified~~; provided that the term of any Director appointed prior to the annual meeting of stockholders held in 2004 shall be unaffected.~~ At each annual meeting of the stockholders of the Corporation, the Directors whose term expires at that meeting shall be elected to office for a term expiring at the annual meeting of stockholders held in the year following the year of their election.

c.
Stockholder Nomination of Director Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

d.
Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from the death, resignation, disqualification, or removal of a director shall be filled solely by the affirmative vote of the majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected (a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy or (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders and, in each case, until such Director’s successors shall have become elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

e.
Removal of Directors. Any Director may be removed from office with or without cause only by the affirmative vote of the holders of a majority of the ~~combined voting power of the then outstanding shares of stock~~shares then entitled to vote ~~generally in~~on the election of ~~Directors voting together as a single class~~directors.

f.
Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

g.
By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. ~~Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 1, 2 and 3 of Article II of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class and Sections 1, 2 and 3 of Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.~~

~~h.~~
~~Amendment, Repeal~~. ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or repeal, Article 9 a., c., d., f., g., or h.~~

A-5

~~10~~9.	~~(a)~~ Vote Required for Certain Business Combinations.
~~A~~a.
~~Higher~~
Vote
~~for Certain Business Combinations~~
of Disinterested Directors. In addition to any affirmative vote required by law or this ~~Amended and~~ Restated Certificate of Incorporation, and except as otherwise expressly provided herein, each of the transactions in clauses (1) through (5) below (each a “Business Combination”) shall require the approval of a majority of the Disinterested Directors (as hereinafter defined):
1.
any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2.
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10 million or more; or

3.
the issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or to any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or

4.	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
5.
any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder~~; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for the purposes of Article 10, each share of the Voting Stock shall have one vote). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~B.~~
~~Definition of “Business Combination~~”. ~~The term “Business Combination” used in this Article 10 shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A hereof.~~

~~(b)~~
~~When Higher Vote is Not Required~~. ~~The provisions of Article 10(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following Paragraphs A and B are met:~~

~~A.~~	~~Approval by Disinterested Directors~~ . ~~The Business Combination shall have been approved by majority of the Disinterested Directors (as hereinafter defined).~~
~~B.~~	~~Price and Procedure Requirements~~ . ~~All of the following conditions shall have been met:~~
~~i.~~
~~The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~a.~~	~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock~~

A-6

~~acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~
~~b.~~
~~the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Paragraph 10 as the “Determination Date”), whichever is higher.~~

~~ii.~~
~~The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the higher of the following:~~

~~a.~~
~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~

~~b.~~	~~the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~
~~iii.~~
~~The consideration to be received by holders of Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for any Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of such Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Article 10(b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.~~

~~iv.~~
~~After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combinations: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

(~~c~~b)	Certain Definitions. For the purpose of this Article ~~10~~9:
~~A~~1.	A “person” shall mean any individual, firm, corporation or other entity.
~~B~~2.	“Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:
i.	is the beneficial owner, directly or indirectly, of 5% or more of the voting power of the outstanding Voting Stock; or
ii.
is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

iii.
is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

A-7

~~C~~3.	A person shall be a “beneficial owner” of any Voting Stock:
i.	which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or
ii.
which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

iii.
which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

~~D~~4.
For the purpose of determining whether a person is an ~~interested~~Interested Stockholder ~~pursuant to paragraph B of~~under this Article ~~10(c)~~9, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned through application of ~~paragraph C of the~~ Article ~~10~~9(~~c~~b)(3) above but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

~~E~~5.
“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as ~~in effect on January 1, 1985~~amended.

~~F~~6.
“Subsidiary” means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder ~~set forth in paragraph B of~~under this Article ~~10(c)~~9, the term “Subsidiary” shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

~~G~~7.
“Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

~~H~~8.
“Fair Market Value” means: (i) in the case of stock, ~~the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or,~~ if such stock is then listed on an exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the ~~Composition Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the~~ principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange ~~or quoted as aforesaid~~, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors, in good faith.

~~I.~~
~~In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs B(i) and (ii) of Article 10(b) shall include the shares of Common Stock retained by the holders of such shares.~~

~~J~~9.	“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as ~~in effect on January 1, 1985~~amended.
10.	“Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

A-8

(~~d~~c)
Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article ~~10~~9 on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Common Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for an issuance of transfer of securities by the Corporation or any Subsidiary in any Business Combination has, or an issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article ~~10~~9.

(~~e~~d)
No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article ~~10~~9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

(~~f~~e)
Amendment, Repeal, etc. ~~Notwithstanding any other provisions of this Amended and~~In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws ~~(and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions~~, any amendment or repeal of, or the adoption of any provision inconsistent with, this Article ~~10~~9 in connection with a Business Combination shall require the approval of a majority of the Disinterested Directors.

~~11.~~
~~No~~10. To the fullest extent permitted under the DGCL, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article ~~11~~10 shall not eliminate or limit the liability of a director or officer to the extent provided by applicable law (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article ~~11~~10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

~~12.~~	~~This Amended and Restated Certificate of Incorporation shall be effective as of 5:00 p.m. Eastern Standard Time on September 1, 2006.~~

A-9

IN WITNESS WHEREOF, the Corporation has caused this ~~Amended and~~ Restated Certificate of Incorporation to be executed this ~~1st~~[•] day of ~~September, 2006~~[•], 2025.

AVIS BUDGET GROUP, INC.

~~CENDANT CORPORATION~~

~~By: /s/ Karen C. Sclafani~~
~~KAREN C. SCLAFANI~~

~~Name: Karen C. Sclafani~~
By:
Name:
Title: ~~Executive Vice President and General Counsel~~

A-10

avis budget group

SCAN TO VIEW MATERIALS & VOTE

One vote matters - here's how to vote!
You may vote online or by phone instead of mailing this card.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65476-P26085 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVIS BUDGET GROUP, INC.

The Board of Directors unanimously recommends a vote "FOR" all nominees listed in Item 1 and "FOR" Items 2 through 9.

1. To elect as directors the six nominees named in the Company's Proxy Statement for a one-year term expiring in 2026 and until his or her successor is duly elected and qualified or until his or her earlier registration or removal.

Nominees:	**For**	**Against**	**Abstain**
1a. Jagdeep Pahwa	☐	☐	☐
1b. Anu Hariharan	☐	☐	☐
1c. Bernardo Hees	☐	☐	☐
1d. Lynn Krominga	☐	☐	☐
1e. Glenn Lurie	☐	☐	☐
1f. Karthik Sarma	☐	☐	☐
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2025.	☐	☐	☐
3. Advisory approval of the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting:
The Proxy Statement, Annual Report and other proxy materials are available at www.proxyvote.com.

V65477-P26085

AVIS BUDGET GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 14, 2025 9:00 AM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph A. Ferraro, Izilda P. Martins and Jean M. Sera, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Avis Budget Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on May 14, 2025 or at any postponement(s) or adjournment(s) thereof, with all power which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side